UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.      )

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Union First Market Bankshares Corporation

(Name of Registrant as Specified In Its Charter)

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UNION FIRST MARKET BANKSHARES CORPORATION

Richmond, Virginia

March 22, 2010

Dear Fellow Shareholders:

You are cordially invited to attend the Annual Meeting of Shareholders of Union First Market Bankshares Corporation. The meeting will be held on Tuesday, April 20, 2010 at 4:00 p.m. at Union First Market Bankshares Corporation’s Operations Center, which is located at 24010 Partnership Boulevard, Ruther Glen, Virginia 22546. Directions to the meeting site may be found on the final page of the attached Proxy Statement. We will also have signs posted at the location to help guide you.

The primary business of the meeting will be: to elect four Class II directors, one Class III director, and one Class I director; to ratify the appointment of Yount, Hyde & Barbour, P. C. as the Company’s independent registered public accounting firm for 2010; to give advisory (non-binding) approval of executive compensation; and to consider a shareholder’s proposal regarding declassification of the Company’s Board of Directors. We also will report to you about the condition and performance of the Company and its subsidiaries. You will have an opportunity to question management or directors about matters that affect the interests of all shareholders. The Company’s independent auditors will also be in attendance. We will host a reception following the meeting.

As always, your vote is important, so please complete, sign, date and return the enclosed proxy card as soon as possible in the postage-paid envelope provided.

We value your continued support and loyalty and we hope to see you at the meeting on April 20, 2010, which will be our first annual meeting under our new corporate name.

Very truly yours,

G. William Beale
Chief Executive Officer

UNION FIRST MARKET BANKSHARES CORPORATION

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To be held on April 20, 2010

The Annual Meeting of Shareholders of Union First Market Bankshares Corporation (the “Company”) will be held at the Company’s Operations Center, which is located at 24010 Partnership Boulevard, Ruther Glen, Virginia 22546 at 4:00 p.m. on April 20, 2010 for the following purposes:

1.	to elect four Class II directors to serve until the 2013 Annual Meeting;

2.	to elect one Class III director to serve until the 2011 Annual Meeting;

3.	to elect one Class I director to serve until the 2012 Annual Meeting;

4.	to ratify the appointment of Yount, Hyde & Barbour, P. C. as the Company’s independent registered public accounting firm for 2010;

5.	to approve, in an advisory (non-binding) vote, the compensation of executives disclosed in the Proxy Statement;

6.	to consider a shareholder proposal to recommend that the Company’s Board of Directors take action to declassify the Board such that all directors stand for election annually; and,

7.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

All shareholders of record of the Company’s common stock at the close of business on March 5, 2010, are entitled to notice of and to vote at the meeting and any adjournments thereof.

Important Notice Regarding the Availability of Proxy Materials for the Meeting of Shareholders to be held on April 20, 2010: A complete set of proxy materials relating to the Company’s Annual Meeting is available on the Internet. These materials, consisting of the Notice of Annual Meeting of Shareholders, the Proxy Statement, including the Proxy Card, and the Annual Report on Form 10-K for the year ended December 31, 2009, may be viewed at http://www.ubsh.com/site/AnnualReport Proxy.pdf.

By Order of the Board of Directors,

Janis Orfe
Executive Vice President/General Counsel/Corporate Secretary
March 22, 2010

Please promptly complete and return the enclosed proxy regardless of whether you plan to attend the Annual Meeting. If you attend the meeting in person, you may withdraw your proxy and vote your own shares.

UNION FIRST MARKET BANKSHARES CORPORATION

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

APRIL 20, 2010

GENERAL

The enclosed proxy is solicited by the Board of Directors of Union First Market Bankshares Corporation (the “Company”) for the Annual Meeting of Shareholders of the Company to be held on Tuesday, April 20, 2010, at the time and place and for the purposes set forth in the accompanying Notice of Annual Meeting of Shareholders or any adjournment thereof. The approximate mailing date of this Proxy Statement and accompanying proxy is March 22, 2010.

Revocation and Voting of Proxies

Execution of a proxy will not affect a shareholder’s right to attend the Annual Meeting and to vote in person. Any shareholder who has executed and returned a proxy may revoke it by attending the Annual Meeting and requesting to vote in person. A shareholder may also revoke his/her proxy at any time before it is exercised by filing a written notice with the Company or by submitting a proxy bearing a later date. Proxies will extend to, and will be voted at, any adjourned session of the Annual Meeting.

Voting Rights of Shareholders

Only shareholders of record of the Company’s common stock at the close of business on March 5, 2010 are entitled to notice of and to vote at the Annual Meeting or any adjournment thereof. At the close of business on March 5, 2010, there were 25,928,948 shares of the Company’s common stock outstanding and entitled to vote at the Annual Meeting. A majority of the votes entitled to be cast by the holders of the common stock, represented in person or by proxy, will constitute a quorum for the transaction of business.

Each share of common stock entitles the record holder thereof to one vote upon each matter to be voted upon at the Annual Meeting. Shares for which the holder has elected to abstain or to withhold the proxies’ authority to vote (including broker non-votes) on a matter will count toward a quorum, but will not be included in determining the number of votes cast with respect to such matter.

Solicitation of Proxies

The cost of solicitation of proxies will be borne by the Company. Solicitation is being made by mail, and if necessary, may be made in person or by telephone or special letter by officers and employees of the Company or its subsidiaries, acting without compensation other than regular compensation.

ELECTION OF DIRECTORS

Members of the Board of Directors of Union First Market Bankshares Corporation are expected to have the appropriate skill and characteristics necessary to function in the Company’s current operating environment and contribute to its future direction and strategies. These include legal, financial, management and other relevant skills, as well as varying experience, age, perspective, residence and background; each director’s qualifications, credentials and business experience, set forth below, provide the reasons why he should serve again as a director of the Company.

The persons named in the proxy will vote for the election of the nominees named below unless authority is withheld. If for any reason any person named as a nominee below should become unavailable to serve, an event which management does not anticipate, proxies will be voted for such other person(s) as the Board of Directors may designate.

The Company’s Board is divided into three classes (I, II, and III). The terms of office for four Class II directors, one Class III director and one Class I director will expire at the Annual Meeting and the nominees to serve as directors in their respective classes are set forth below. All of these nominees currently serve as directors of the Company. If elected, the nominees will serve until the Annual Meeting dates set forth below for each respective class.

The Board of Directors recommends that shareholders vote FOR the nominees set forth below. The nominees receiving the greatest number of affirmative votes cast at the Annual Meeting will be elected.

ELECTION OF CLASS II DIRECTORS - PROPOSAL 1

Class II Nominees for Directors (Nominated to serve until the 2013 Annual Meeting):

Daniel I. Hansen, 53, Fredericksburg, Virginia; Corporate Vice President and Corporate Secretary, DeJarnette & Beale, Inc., Bowling Green, Virginia, (an independent insurance agency); served as Chairman of the Board of Union Bank and Trust Company from 2003 to December 2007; began service on the Board of the Company in December 2007; also serves as a director of the Company’s affiliate, Union Mortgage Group, Inc.; received his B.S. degree from Virginia Polytechnic Institute and State University.

Ronald L. Hicks, 63, Fredericksburg, Virginia; Chairman of the Board of the Company since 1993. Of Counsel to Jarrell, Hicks and Sasser, Spotsylvania County, Virginia; Chairman of the Board of Union Bank and Trust Company from 1987 to 2003; has served as a director of the Company since 1993; has also served as a director of Union Mortgage Group, Inc.; received his B.A. degree from Lynchburg College and his law degree from the University of Richmond’s T. C. Williams School of Law.

W. Tayloe Murphy, Jr., 77, Warsaw, Virginia; Attorney; Secretary of Natural Resources, Commonwealth of Virginia, from 2002 to 2006; Delegate of the Virginia General Assembly from 1982 to 2000; first elected to the Company’s Board in 1993; first elected to the Board of Northern Neck State Bank in 1966 and continues to serve on that Board; President, Board of Trustees of The Menokin Foundation; serves on Board of Trustees of Preservation Virginia and Board of Trustees of Chesapeake Bay Foundation; received his B.A. degree from Hampden-Sydney College and his law degree from the University of Virginia.

James E. Ukrop, 72, Richmond, Virginia; Chairman of First Market Bank, FSB from 1997 to 2010; Chairman of Ukrop’s Super Markets, Inc., a retail grocery chain, from 1998 to 2010; member of the Board of Directors of Legg Mason, Inc. from 1985 to 2009; director of Owens & Minor, Inc. from 1987 to date; joined the Company’s Board in February 2010 upon the Company’s acquisition of First Market Bank; received his B.A. degree from the College of William & Mary.

ELECTION OF CLASS III DIRECTOR - PROPOSAL 2

Class III Nominee for Director (Nominated to serve until the 2011 Annual Meeting):

Steven A. Markel, 61, Richmond, Virginia; Vice Chairman of Markel Corporation, a specialty property and casualty insurer, from 1992 to date; director of Markel Corporation since 1978; director of First Market Bank, FSB from 1998 to February 2010; joined the Company’s Board in February 2010 upon the Company’s acquisition of First Market Bank; a graduate of the Wharton School of Business of the University of Pennsylvania with a B.S. degree in economics.

ELECTION OF CLASS I DIRECTOR - PROPOSAL 3

Class I Nominee for Director (Nominated to serve until the 2012 Annual Meeting):

David J. Fairchild, 58, Richmond, Virginia; appointed as the Company’s President in February 2010; Executive Vice President and Chief Banking Officer of Union First Market Bank as of March 22, 2010; served as Chief Executive Officer of First Market Bank, FSB from 2003 to February 2010; director of First Market Bank, FSB from 2003 to February 2010; joined the Company’s Board in February 2010 upon the Company’s acquisition of First Market Bank; received his B.S. degree in finance from the University of Nevada, Reno and his M.B.A. degree from the College of William & Mary.

General Information About Directors Previously Elected

Class III (Elected Directors to serve until the 2011 Annual Meeting):

G. William Beale, 60, Woodford, Virginia; Chief Executive Officer of the Company as of February 1, 2010; served as President and Chief Executive Officer of the Company since its inception in 1993 to February 2010; member of the Board of the Company since its inception in 1993. President and Chief Executive Officer of Union Bank and Trust Company from 1991 to 2004; also serves as the Chairman of Union Investment Services, Inc. and Union Mortgage Group, Inc., affiliates of the Company; Chair, Virginia Bankers Association, 2006 to 2007; gubernatorial appointment to the Virginia Economic Development Partnership, 2008 to 2011; graduate of The Citadel, majoring in business; attended graduate school of banking at Southern Methodist University.

Patrick J. McCann, 53, Charlottesville, Virginia; University of Virginia Foundation’s Chief Financial Officer from 2009 to date; private investor; served as Senior Finance Executive for Bank of America-Florida Division from 1998 to 2000; was Corporate Director of Finance from 1996 to 1998 and Corporate Controller and Chief Accounting Officer from 1992 to 1996 for Barnett Banks, Inc.; joined the Company’s Board in 2004; received his B.S. degree in accounting from Florida State University.

Hullihen W. Moore, 67, Richmond, Virginia; consultant, photographer and writer; Member/Chairman, Virginia State Corporation Commission from 1992 to 2004; Attorney, Christian and Barton, Richmond, Virginia, from 1968 to 1992; Chair, Virginia State Air Pollution Control Board (2010; member since 2004); Trustee, Shenandoah National Park Trust, 2006 to present; joined the Company’s Board in 2004; received his B.A. degree from Washington and Lee University and his law degree from the University of Virginia.

Class I (Elected Directors to serve until the 2012 Annual Meeting):

Douglas E. Caton, 67, Earlysville, Virginia; Chief Executive Officer of Management Services Corporation, a Charlottesville, Virginia based regional real estate management, development and brokerage company which purchases and constructs apartments and commercial buildings; Chairman of the Board of Guaranty Financial Corporation from 1990 to 2004; Major General, United States Army Reserve, Retired; joined the Company’s Board in 2004; received his B.S. in commerce and his law degree from the University of Virginia; attended the U. S. Army Command and General Staff College and the U. S. Army War College.

R. Hunter Morin, 66, Fredericksburg, Virginia; President and Founder of GeMROI Company, a Fredericksburg, Virginia based marketing organization that provides marketing, merchandising and sales for a variety of major millwork and building materials manufacturers; founding principal of the Jian Group, L.L.C., a privately held investment banking firm specializing in mergers and acquisitions; joined the Company’s Board in 2003; graduate of the University of North Carolina.

Ronald L. Tillett, 54, Midlothian, Virginia; Managing Director, Public Finance, Morgan Keegan & Company, Inc. since 2001; State Treasurer, Commonwealth of Virginia, from 1991 to 1996; Secretary of Finance, Commonwealth of Virginia, from 1996 to 2001; Board of Trustees, The Virginia Foundation for Community College Education, 2007 to present; Board of Directors, Bon Secours Richmond Health System, 2008 to present; Vice Chairman, Investment Advisory Committee, Virginia College Savings Plans, 2008 to present; has served as Chairman of the Richmond Retirement System and President of the Virginia Commonwealth University Foundation; joined the Company’s Board in 2003; received his B.S. degree from Virginia Commonwealth University.

RATIFICATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM - PROPOSAL 4

The Audit Committee of the Board of Directors has selected Yount, Hyde & Barbour, P. C. (“YHB”) as the independent registered public accounting firm to audit the Company’s financial statements for the year ending December 31, 2010. Pursuant to the Audit Committee’s charter, the Audit Committee has determined it is appropriate to seek the shareholders’ ratification of such appointment. YHB has acted as the Company’s external auditors since 1999 and has reported on financial statements during that period. A representative from YHB is expected to be present at the Annual Meeting, will have the opportunity to make a statement if he or she desires to do so, and is expected to be available to respond to appropriate questions.

A majority of the votes cast is required for the ratification of the appointment of the independent registered public accounting firm.

If the appointment of YHB as the Company’s independent registered public accounting firm is ratified, the Audit Committee may, in its sole discretion, change the appointment at any time during the year should it determine such a change would be in the best interest of the Company and its shareholders. If the shareholders do not ratify the appointment, the Audit Committee will reconsider whether to retain YHB and may proceed, in its sole discretion, with the retention of YHB if it deems such retention to be in the best interest of the Company and its shareholders.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Yount, Hyde & Barbour, P. C. as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2010.

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ADVISORY (NON-BINDING) VOTE ON EXECUTIVE COMPENSATION - PROPOSAL 5

In 2009, Congress enacted the American Recovery and Reinvestment Act of 2009 (the “ARRA”), which included a provision requiring the Troubled Asset Relief Program’s (“TARP”) Capital Purchase Program (“CPP”) participants, such as the Company, during the period in which any obligation arising from assistance provided under the TARP CPP remains outstanding, to permit a separate and non-binding shareholder vote to approve the compensation of executives, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission (the “SEC”). Such a proposal, commonly known as a “say on pay” proposal, gives shareholders the opportunity to endorse or not endorse a company’s executive pay program. Under ARRA, the SEC was required to adopt implementing regulations with respect to “say on pay” proposals for TARP CPP participants and in January 2010 the SEC adopted such rules.

The Company no longer participates in the TARP CPP; in November 2009, the Company redeemed the 59,000 shares of its Series A preferred stock held by the U. S. Treasury (“Treasury”) and in December 2009, the Company repurchased the Warrant it had issued to the Treasury in December 2008. Although the Company is no longer required by ARRA to include a “say on pay” proposal in this Proxy Statement, the Board of Directors decided to bring this business item to the Company’s shareholders in the interest of transparency and continuity of disclosure. Accordingly, shareholders of the Company are being asked to approve the following resolution:

“RESOLVED, that the shareholders of Union First Market Bankshares Corporation approve the compensation of executive officers as described in the Compensation Discussion and Analysis and the tabular disclosure regarding named executive officer compensation (together with the accompanying narrative disclosure) in this Proxy Statement.”

As stated above, this is an advisory vote only. Approval of the proposed resolution requires the affirmative vote of a majority of the shares present and entitled to vote at the meeting.

The Company believes its compensation policies and procedures are strongly aligned with the long term interests of its shareholders. Because your vote is advisory, it will not be binding upon the Board of Directors. However, the Compensation Committee will take into account the outcome of the vote when considering future executive compensation decisions.

The Board of Directors recommends that you vote FOR the approval of the above resolution.

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SHAREHOLDER PROPOSAL ON DECLASSIFICATION OF BOARD - PROPOSAL 6

Gerald R. Armstrong, the holder of 452 shares of the Company’s common stock, whose address is 910 Sixteenth Street, No. 412, Denver, Colorado, 80202-2917, and whose telephone number is 303-355-1199, has notified the Company that he intends to present the following resolution at the Annual Meeting. The Board of Directors and the Company accept no responsibility for the proposed resolution and supporting statement. As required by federal regulations, the resolution and supporting statement are printed below. To ensure that readers can distinguish between the materials provided by Mr. Armstrong, the proponent, and the materials provided by the Company, we have placed a box around the materials provided by the proponent.

SHAREHOLDER RESOLUTION

That the shareholders of UNION FIRST MARKET BANKSHARES CORPORATION request its Board of Directors to take the steps necessary to eliminate classification of terms of its Board of Directors to require that all Directors stand for election annually. The Board declassification shall be completed in a manner that does not affect the unexpired terms of the previously-elected Directors.

STATEMENT

The current practice of electing only one-third of the directors for three-year terms is not in the best interest of the corporation or its shareholders. Eliminating this staggered system increases accountability and gives shareholders the opportunity to express their views on the performance of each director annually. The proponent believes the election of directors of any corporation and our corporation should be no exception.

As a professional investor, the proponent has introduced the proposal at several corporations which have adopted it. In others, opposed by board or management, it has received votes in excess of 70% and is likely to be reconsidered favorably.

The proponent believes that increased accountability must be given our shareholders whose capital has been entrusted in the form of share investments especially during these times of great economic challenge.

Arthur Levitt, former Chairman of The Securities Exchange Commission said, “In my view, it’s best for the investor if the entire board is elected once a year. Without annual election of each director, shareholders have far less control over who represents them.”

While management may argue that directors need and deserve continuity, management should become aware that continuity and tenure may be best assured when their performance as directors is exemplary and is deemed beneficial to the best interests of the corporation and its shareholders.

The proponent regards as unfounded the concern expressed by some that annual election of all directors could leave companies without experienced directors in the event that all incumbents are voted out by shareholders.

In the unlikely event that shareholders do vote to replace all directors, such a decision would express dissatisfaction with the incumbent directors and reflect the need for change.

If you agree that shareholders may benefit from greater accountability afforded by annual election of all directors, please vote “FOR” this proposal.

Statement in Opposition from the Company’s Board of Directors

The Board of Directors of the Company unanimously recommends that you vote AGAINST the above shareholder proposal.

After thoughtful consideration of the shareholder’s proposal, the Board of Directors has determined it should not be implemented. Thus, the Board of Directors unanimously recommends a vote against the proposal for the following reasons, which are discussed in more detail below:

•	A classified board provides for strategic continuity and stability and can preserve shareholder value in the event of an attempted corporate takeover.

•	There are a variety of other protections in place or available to shareholders to ensure the accountability of directors, even when they are elected on a classified basis.

The classified board provision is not a recent change in the governance of the Company. Rather, it has been a part of the articles of incorporation of the Company since its incorporation under the laws of the Commonwealth of Virginia in 1993. Further, the Company’s articles of incorporation require that the classified board provision not be amended unless such amendment receives the affirmative vote of the holders of 80% of all shares of voting stock of the Company, except that such 80% vote shall not be required if such amendment is unanimously recommended to the shareholders by the Board of Directors.

A classified board improves the likelihood that, at any given time, a majority of the directors will have experience in the Company’s business and affairs, promoting continuity and stability of the Company’s business strategies and policies. This enables the directors to build on past experience and to plan for a reasonable period into the future. The Board of Directors believes that the continuity and quality of leadership resulting from a classified board creates long term shareholder value and is in the best interests of the Company and its shareholders. A classified board also helps the Company attract and retain highly qualified individuals willing to dedicate the time and effort necessary to understand the Company, its operations, the competitive environment, and to concentrate on long term planning and appropriate uses of financial and other resources. In the Board’s view, by reducing the threat of an abrupt change in the composition of the entire Board, the classified board permits a more orderly process for your directors to consider any and all alternatives to maximize shareholder value.

A classified board also helps to protect shareholder value in the face of a coercive takeover attempt. Absent a classified board, a potential acquirer could gain control of the Company by replacing a majority of the Board with its own slate of nominees at a single annual meeting by a simple plurality of the votes cast. In contrast, the presence of a classified board encourages hostile shareholders who may seek to acquire control of the Company to initiate arms’ length discussions with the Board, which may be in a position to negotiate a higher price or more favorable terms for shareholders or to seek to prevent a takeover that the Board believes is not in the best interest of shareholders. Because the entire Board can not now be removed in a single proxy fight, it permits directors to weigh, from a position of strength, whether the Company should remain independent versus accepting the takeover offer, or a competing takeover offer. Whenever the Board must consider any takeover effort or other significant development concerning the Company, the Board understands that its duty is to protect the interests of all the Company’s shareholders. The Board intends to discharge this duty to its utmost ability. All but two of the Company’s Board members are independent, non-management directors whose interests are aligned with the shareholders.

Vote Required

The affirmative vote of the holders of at least a majority of the outstanding shares of the Company’s common stock, present at the meeting in person or by proxy, will be required for approval of this shareholder proposal. Abstentions from voting on this matter will have the same effect as votes AGAINST the proposal.

If approved, this proposal would not automatically eliminate the Company’s classified board structure. Rather, it is a non-binding proposal requesting that the Board of Directors take the necessary steps to declassify the Board. A formal amendment repealing the classified board provision of the Company’s articles of incorporation would need to be recommended by the Company’s Board and submitted to the Company’s shareholders for approval at a subsequent shareholders’ meeting. In order for such amendment to the Company’s articles of incorporation to be approved, it would have to receive the affirmative vote of at least a majority of the outstanding shares of the Company’s common stock, if two-thirds of the members of the Board recommend such amendment. If less than two-thirds of the Board does not recommend such amendment, the affirmative vote of the holders of 80% of all shares of the Company’s common stock would be required for the amendment’s approval.

The Board of Directors unanimously recommends a vote AGAINST the shareholder proposal for the reasons described above. Proxies solicited by the Board of Directors will be voted AGAINST this proposal unless a shareholder has indicated otherwise in voting the proxy.

CORPORATE GOVERNANCE, BOARD LEADERSHIP, AND BOARD DIVERSITY

The Board and Board Meetings

Each director is expected to devote sufficient time, energy and attention to ensure diligent performance of the director’s duties and to attend all regularly scheduled Board, committee, and shareholder meetings. Each director, other than Messrs. Beale and Fairchild have been deemed by the Board of Directors to be “independent directors” as such term is defined in Rule 5605(a)(2) of the Marketplace Rules of The NASDAQ Stock Market LLC (“NASDAQ”). In making this determination, the Board has concluded that none of these members has a relationship that, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

There were eight regular meetings of the Board of Directors in 2009, five special meetings, and at least once a quarter, the non-management directors met in executive session without management in attendance for a portion of the meeting. Each director attended greater than 75% of the aggregate number of meetings of the Board of Directors and its committees of which he was a member in 2009. Fees were paid to the directors who attended meetings in accordance with the Company’s director compensation schedule.

Board Leadership Structure

During 2009, there were ten members of the Board of Directors; nine directors were outside directors and one director, the Company’s then President and Chief Executive Officer, G. William Beale, was an inside director. Ronald L. Hicks has served as Chairman of the Board since 1998; W. Tayloe Murphy, Jr. has served as Vice Chairman of the Board since 2002; Mr. Hicks has served on the Company’s Executive Committee since 1998; Mr. Murphy has served on the Company’s Executive Committee since 2001 (see below). To date, the Company has chosen not to combine the positions of Chief Executive Officer (“CEO”) and Chairman. The Company believes that its leadership structure is appropriate because by having an outside independent Chairman and Vice Chairman, there exists a certain degree of control and balanced oversight of the management of the Board’s functions and its decision making processes.

The CEO makes frequent reports to the Board, often at the suggestion of the Chairman or other directors and he also explains in detail to the Board the reasons for certain recommendations of the Company’s executive management group.

Board Committees

The Board of Directors has, among others, a standing Executive Committee, Audit Committee, Nominating Committee, and Compensation Committee.

Executive Committee. During 2009, the Executive Committee was composed of G. William Beale, Chairman, Ronald L. Hicks, Douglas E. Caton, W. Tayloe Murphy, Jr., and A. D. Whittaker. The committee, which is subject to the supervision and control of the Board of Directors, has been delegated substantially all of the powers of the Board of Directors to act between meetings of the Board, except for certain matters reserved to the Board by law. Mr. Beale serves as Chairman of the Executive Committee because of his day-to-day management responsibilities, which include identifying issues that require either the involvement of the Executive Committee or the full Board during interim periods between regularly scheduled Board meetings. Mr. Beale is well suited to convene such meetings with proper notices in an expeditious and efficient manner. There were no meetings of the Executive Committee in 2009.

Audit Committee. During 2009, the Audit Committee was composed of Ronald L. Tillett, Chairman, Patrick J. McCann, Hullihen W. Moore, and Daniel I. Hansen. The functions of the committee are to oversee the accounting and financial reporting processes of the Company and audits of the Company’s financial statements, to engage the independent registered public accounting firm, to approve the scope of the independent registered accountants’ audit, to review the reports of examination by the regulatory agencies, the independent registered accountants and the internal auditor, and to issue its reports to the Board of Directors. All members of the Audit Committee are “independent directors” as defined by applicable NASDAQ and SEC rules. Mr. Tillett is a “financial expert” as defined by the regulations of the SEC; all Audit Committee members have significant financial experience in accordance with applicable NASDAQ rules. The Audit Committee met five times in 2009; fees were paid to the Audit Committee attendees in accordance with the Company’s director compensation fee schedule. A copy of the committee’s charter may be found on the Company’s website: www.ubsh.com.

Compensation Committee. During 2009, the Compensation Committee consisted of Douglas E. Caton, Chairman, Ronald L. Hicks, A. D. Whittaker, and R. Hunter Morin, each of whom is an “independent director” as defined by applicable NASDAQ rules. The primary function of this committee is to recommend the compensation to be paid to the CEO and other named executive officers of the Company and, in 2009, to review and comply with rules and regulations applicable to the Company as a TARP CPP participant. It also administers all incentive and stock option plans for the benefit of such officers and directors eligible to participate in such plans. The Compensation Committee met eight times in 2009; fees were paid to the Compensation Committee attendees in accordance with the Company’s director compensation fee schedule. A copy of the committee’s charter may be found on the Company’s website: www.ubsh.com.

Nominating Committee. In 2009, the Nominating Committee consisted of W. Tayloe Murphy, Jr., Chairman, R. Hunter Morin, Patrick J. McCann, and Hullihen W. Moore, each of whom is an “independent director” as defined by applicable NASDAQ rules. The function of this committee is to recommend individuals as nominees for election to the Board of Directors of the Company. The Nominating Committee met two times in 2009; fees were paid to the Nominating Committee attendees in accordance with the Company’s director compensation fee schedule. A copy of the committee’s charter may be found on the Company’s website: www.ubsh.com.

The Nominating Committee will accept recommendations from shareholders consistent with the provisions of proposed Rule 14a-11 of the Securities Exchange Act of 1934.

Consideration of Board Diversity

The Nominating Committee considers diversity in board composition. Although the Nominating Committee does not have a written policy regarding board diversity, when considering whether to increase the number of directors, as it did in 2007, when Daniel I. Hansen was recommended, nominated and elected to the Company’s Board, or when considering any nominee to fill a board vacancy, the Nominating Committee considers several factors, such as each person’s professional experience, service on other boards, education, race, gender, and the geographic areas where the individual has either resided, worked, or served. Further, as stated in the Company’s Corporate Governance Guidelines under Board Membership Criteria: “Directors are expected to have the appropriate skills and characteristics necessary to function in the Company’s current operating environment and contribute to its future direction and strategies. These include legal, financial, management and other relevant skills, as well as varying experiences, ages, judgments, residences and backgrounds.” A copy of the Company’s Corporate Governance Guidelines is available on the Company’s website: www.ubsh.com.

Board Members Serving on Other Publicly Traded Company Boards of Directors

Certain of the Company’s directors are also directors of other publicly traded companies. Mr. Markel has been a director of Markel Corporation since 1978. Mr. Ukrop has served as a director of Owens & Minor, Inc. since 1987; he was a director of Legg Mason, Inc. from 1985 to 2009.

Special Committees

Transition Committee. Under the First Amended and Restated Agreement and Plan of Reorganization with First Market Bank, FSB (“FMB”), certain business decisions were required to be presented to a Transition Committee. As a result, the Company’s Board of Directors met twice in 2009 with the FMB members of the Transition Committee and each of the Company’s directors (except Mr. Beale) was paid a committee meeting fee for each of the two meetings (no fees were paid to the three FMB Transition Committee representatives).

Pricing Committee. By resolutions dated June 25, 2009, the Board of Directors appointed the following directors to serve on its Pricing Committee relating to the Company’s third quarter public offering of its common stock: G. William Beale, Chairman, Patrick J. McCann, R. Hunter Morin, and Ronald L. Tillett. The Pricing Committee met once on September 10, 2009; each Pricing Committee member (except Mr. Beale) was paid a fee for attending this special committee meeting.

Compensation Committee Interlocks and Insider Participation

All members of the Compensation Committee are independent directors and none of them is a present or past employee or officer of the Company or its subsidiaries.

During 2009 and up to the present time, there were transactions by Union Bank and Trust Company and Northern Neck State Bank with certain members of the Compensation Committee, or their associates, all consisting of extensions of credit by either bank in the ordinary course of its business. Each transaction was made on substantially the same terms, including interest rates, collateral and repayment terms, as those prevailing at the time for comparable transactions with the general public. In the opinion of management, none of the transactions involves more than the normal risk of collectibility or presents other unfavorable features.

Shareholder Communication

Shareholders may communicate with all or any member of the Board of Directors by addressing correspondence to the “Board of Directors” or to the individual director and addressing such communication to Janis Orfe, Corporate Secretary, Union First Market Bankshares Corporation, P. O. Box 446, Bowling Green, Virginia 22427-0446. All communications so addressed will be forwarded to the Chairman of the Board of Directors (in the case of correspondence addressed to the “Board of Directors”) or to the individual director without exception. All of the directors attended the Annual Meeting of Shareholders held in 2009. Consistent with the Company’s Corporate Governance Guidelines, all directors are expected to attend the 2010 Annual Meeting and each should be available to shareholders to discuss Company matters. A copy of the Corporate Governance Guidelines is available on the Company’s website: www.ubsh.com.

REPORT OF THE AUDIT COMMITTEE

The Audit Committee’s 2010 Report to the Shareholders, which follows, was approved and adopted by the Audit Committee on March 5, 2010. The Board of the Company has a standing Audit Committee that consists of the independent directors whose names appear at the end of this report.

While management has the primary responsibility for the financial statements and the reporting process, including the Company’s system of internal controls, the Audit Committee monitors and reviews the Company’s financial reporting process on behalf of the Board of Directors. The role and responsibilities of the Audit Committee are set forth in a written charter adopted by the Board. The Audit Committee reviews and reassesses its charter periodically and recommends any changes to the Board for approval. Under applicable law, the selection of the Company’s independent registered public accounting firm is the sole responsibility of the Audit Committee.

The Company’s independent registered public accounting firm is responsible for performing independent audits of the Company’s consolidated financial statements and our internal control over financial reporting in accordance with the standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue reports thereon. The Audit Committee monitors and oversees these processes. The Audit Committee relies on the work and assurances of the Company’s management, which has the primary responsibility for financial statements and reports, and of the independent registered public accounting firm, which, in its reports, expresses an opinion on the conformity of the Company’s consolidated annual financial statements to accounting principles generally accepted in the United States of America and whether our internal control over financial reporting was effective as of December 31, 2009.

In this context, the Audit Committee met and held discussions with management and representatives of the Company’s independent registered public accounting firm, Yount, Hyde & Barbour, P. C., with respect to the Company’s financial statements for the fiscal year ended December 31, 2009. Management represented to the Audit Committee that the consolidated financial statements of the Company were prepared in accordance with accounting principles generally accepted in the United States of America; the Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Audit Committee also discussed with the independent registered public accounting firm the matters required to be discussed by PCAOB Auditing Standard AU Section 380, “Communication with Audit Committees,” and Rule 2-07 of Regulation S-X promulgated by the SEC, as modified or supplemented.

In addition, the Audit Committee discussed with the independent registered public accounting firm the auditors’ independence from the Company and its management, and the independent registered public accounting firm provided to the Audit Committee the written disclosures and letter required by PCAOB Rule 3526, “Communication with Audit Committees Regarding Independence.”

The Audit Committee also discussed with the Company’s internal auditors and the independent registered public accounting firm the overall scope and plans for their respective audits. The Audit Committee met with the internal auditors and the independent registered public accounting firm, with and without management in attendance, to discuss the results of their examinations, the evaluations of the internal controls of the Company, and the overall quality of the financial reporting of the Company.

Principal Accounting Fees

The Company’s independent registered public accounting firm, YHB, billed the following fees for services provided to the Company during 2009 and 2008:

	2009	2008

Audit fees (1)	$276,600	$226,159
Audit-related fees (2)	32,225	35,807
Tax fees (3)	26,500	19,649
All other fees	—	—

Total	$335,325	$281,615

(1)	Audit fees: Audit and review services, consents, review of documents filed with the SEC, including the prospectus, prospectus supplement and other documents relating to the Company’s September 2009 public offering, and the Proxy Statement for the special meeting of the Company’s shareholders held October 26, 2009; the Union Mortgage Group, Inc. stand alone audit in compliance with governmental auditing standards; attestation regarding the adequacy of internal controls over financial reporting in accordance with Section 404 of the Sarbanes-Oxley Act; attest report on internal controls under the Federal Deposit Insurance Corporation Improvement Act.
(2)	Audit-related fees: Audits of employee benefit plans; consultation concerning research, financial accounting, reporting standards and other related issues.
(3)	Tax fees: Preparation of federal and state tax returns; review of quarterly estimated tax payments; preparation of net operating loss carryback returns; preparation of Maryland special corporate information returns; and consultation regarding tax compliance issues.

The Audit Committee has considered the provision by YHB of the above non-audit services to the Company and has determined that the provision of these services by YHB is compatible with maintaining the firm’s independence from the Company. During 2009, any engagement beyond the scope of the annual audit engagement was pre-approved by the Audit Committee.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 for filing with the SEC.

Respectfully submitted by the members of the Audit Committee,

Ronald L. Tillett, Chairman

Daniel I. Hansen

Patrick J. McCann

Hullihen W. Moore

SENIOR EXECUTIVE OFFICERS

The following persons, each of whom is an executive officer of the Company, comprise the Company’s executive management team and are sometimes referred to in this Proxy Statement as the “Executive Group” or senior executive officers (“SEOs”). Mr. Fairchild is identified as an SEO because he joined the Company as its president on February 1, 2010.

Name (Age)	Title and Principal Occupation During At Least The Past Five Years

G. William Beale (60)	Chief Executive Officer of the Company on February 1, 2010; President and Chief Executive Officer of the Company from 1993 – February 1, 2010; President and Chief Executive Officer of Union Bank and Trust Company from 1991 to 2004.

D. Anthony Peay (50)	Chief Financial Officer of the Company since 1994; Executive Vice President of the Company since 2003.

David J. Fairchild (58)	Became President of the Company on February 1, 2010; Chief Executive Officer of First Market Bank, FSB from 2003 – February 1, 2010; President of First Market Bank from February 1, 2010 until merger with Union Bank and Trust Company, to form Union First Market Bank as of March 22, 2010; Executive Vice President and Chief Banking Officer of Union First Market Bank as of March 22, 2010.

John C. Neal (60)	Executive Vice President and Chief Banking Officer of the Company since 2005; President and Chief Executive Officer of Union Bank and Trust Company from 2004 – March 22, 2010; President of Union First Market Bank as of March 22, 2010. Executive Vice President and Chief Operating Officer of Union Bank and Trust Company from 1997 to 2004.

Elizabeth M. Bentley (49)	Executive Vice President and Director of Retail Banking; joined the Company in 1998, Assistant Vice President; Vice President in 2002; Senior Vice President in 2005; Executive Vice President since 2007.

Rex A. Hockemeyer (56)	Executive Vice President and Director of Operations and Information Technology; joined the Company in April 2008; previously was responsible for information technology at First Financial Bancorp, Cincinnati, Ohio, and served as that holding company’s operations affiliate’s President and Chief Executive Officer beginning in 1999.

OWNERSHIP OF COMPANY COMMON STOCK

The following table sets forth, certain information with respect to the beneficial ownership of the Company’s common stock held by (a) each director and director-nominee of the Company, (b) each executive officer named in the Summary Compensation Table below, (c) each holder of more than five percent of common stock, and (d) by all the directors and executive officers as a group. Mr. A. D. Whittaker, having reached the mandatory retirement age for directors in December 2009, tendered his resignation to the Board effective as of January 15, 2010; his ownership of the Company’s stock, as a now retired director, is provided in the following table because Mr. Whittaker served on the Company’s Board throughout 2009.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)		Percent of Class

Named Executive Officers and Directors:
G. William Beale	82,261	(2)(3)	*
Douglas E. Caton	451,561	(2)	1.74%
Daniel I. Hansen	105,589	(2)	*
Ronald L. Hicks	76,852	(2)	*
Steven A. Markel	10,000		*
Patrick J. McCann	7,269	(2)	*
Hullihen W. Moore	32,449		*
R. Hunter Morin	29,429	(2)	*
W. Tayloe Murphy, Jr.	152,639	(2)	*
Ronald L. Tillett	16,512		*
James E. Ukrop	3,537,858	(4)	13.64%
A. D. Whittaker	98,541	(2)(5)	*
David J. Fairchild	5,000		*
John C. Neal	44,698	(2)(3)	*
D. Anthony Peay	29,121	(2)(3)	*
Elizabeth M. Bentley	8,736	(3)	*
Rex A. Hockemeyer	2,837		*
All directors and executive officers as a group (17 persons)	4,691,352	(2)(3)	18.09%

5% Stockholders:
Robert S. Ukrop 2001 Maywill Street, Suite 100 Richmond, Virginia 23230	3,546,027	(6)	13.68%

Markel Corporation 4521 Highwoods Parkway Glen Allen, Virginia 23260	3,504,920	(7)	13.52%

*	Represents less than 1% of the Company’s common stock.
(1)	For purposes of this table, beneficial ownership has been determined in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934 under which, in general, a person is deemed to be the beneficial owner of a security if he has, or shares, the power to vote, or direct the voting, of the security or the power to dispose of, or direct, the disposition of the security, or if he has the right to acquire beneficial ownership of the security within 60 days.
(2)	Includes shares held by affiliated corporations, close relatives and dependent children, or as custodians or trustees, as follows: Mr. Beale, 27,130 shares; Mr. Caton, 21,050 shares; Mr. Hansen, 24,219 shares; Mr. Hicks, 14,852 shares; Mr. McCann, 201 shares; Mr. Morin, 642 shares; Mr. Murphy, 2,772 shares; Mr. Whittaker, 4,990 shares; Mr. Neal, 693 shares; Mr. Peay, 137 shares.
(3)	Includes shares that may be acquired pursuant to currently exercisable stock options granted under the Company’s 1993 Stock Incentive Plan and 2003 Stock Incentive Plan as follows: Mr. Beale, 3,150 shares; Mr. Neal, 15,255 shares; Mr. Peay, 10,500 shares; Ms. Bentley, 4,575 shares.
(4)	James E. Ukrop’s beneficial ownership of shares includes approximately 90% of such shares deemed to be also beneficially owned by his brother Robert S. Ukrop, as set forth more specifically below. Consists of 279,442 shares held in the name of James E. Ukrop, 56,207 shares held in a revocable trust, 3,073,896 shares held by Ukrop’s Thrift Holdings, Inc. (“Thrift”) and 125,465 shares held by Ukrop’s Services L.C. (“Services”). Ukrop’s Super Markets, Inc. (“USM”) is the sole shareholder of Thrift. Mr. Ukrop may be deemed to beneficially own the 3,073,896 shares held by Thrift as a control person of USM and as chairman and director of Thrift. Mr. Ukrop may be deemed to beneficially own the 125,465 shares held by Services as a co-member and co-manager of Services. The business address of Mr. Ukrop is 111 Virginia Street, Suite 200, Richmond, Virginia 23219. The information in this footnote was obtained from the Schedule 13D filed with the SEC by Mr. Ukrop and other reporting persons on February 11, 2010.

(footnotes continued on next page)

(5)	Mr. Whittaker’s retirement from the Company’s Board was effective January 15, 2010.
(6)	Robert S. Ukrop’s beneficial ownership of shares includes approximately 90% of such shares deemed to be also beneficially owned by his brother James E. Ukrop, as set forth more specifically below. Consists of 279,442 shares held in the name of Robert S. Ukrop, 46,674 shares held in a revocable trust, 2,848 shares held in a trust for one of Mr. Ukrop’s children for which he serves as trustee, 14,854 shares held in trusts for two of Mr. Ukrop’s children for which his wife serves as trustee, 3,073,896 shares held by USM and 125,465 shares held by Services. Mr. Ukrop may be deemed to beneficially own the 3,073,896 shares held by Thrift as a control person, director and executive officer of USM and as a director and executive officer of Thrift. Mr. Ukrop may be deemed to beneficially own the 125,465 shares held by Services as a co-member and co-manager of Services. The information in this footnote was obtained from the Schedule 13D filed with the SEC by Mr. Ukrop and other reporting persons on February 11, 2010.
(7)	According to the Schedule 13D filed with the SEC by Markel Corporation (“Markel”) on February 11, 2010, as of February 1, 2010, Markel has sole power to direct the voting and disposition of 3,504,920 shares. Steven A. Markel, Vice Chairman of Markel, is also a director of the Company.

COMPENSATION DISCUSSION AND ANALYSIS

This section provides an overview and explanation of the material information relevant to understanding the objectives, policies and philosophy underlying the Company’s compensation programs for executives. To assist you in understanding certain disclosures that we are required to provide in this section, which we refer to as the “CD&A,” we include a series of questions followed by narrative answers. Following the CD&A, we also provide information relating to executive and director compensation in a series of tables (some with important explanatory footnotes) and accompanying narrative, some of which also use the “Question and Answer” format of this section.

Executive Summary

During 2009, consistent with its compensation philosophy and objectives, the Company made executive compensation decisions taking into consideration base salaries, whether to provide any short or long term incentive compensation awards, and the executive compensation requirements applicable to the Company as a TARP CPP recipient. As discussed in detail below, and as shown in the Summary Compensation Table following this CD&A, there were no incentive compensation awards to the SEOs based upon the Company’s 2009 performance; there were modest base salary increases (approximately 2% to 6%) for the Executive Group except for Mr. Beale, whose base salary did not increase in 2009. Restricted stock awards were made to each SEO for his/her respective achievement of specific individual goals under the 2009 Management Incentive Plan. Finally, at year end 2009, discretionary restricted stock awards were made to plan participants, including the SEOs, in recognition of the participants’ contributions to several substantial corporate undertakings and accomplishments.

Compensation Philosophy and Objectives

Q. Does the Company have an overall executive compensation philosophy?

Yes. The “total compensation philosophy” of the Company is to compensate fairly its executives in a manner that is consistent with its identified industry peers and reward them for achieving the Company’s operational and financial goals and providing a growing return to the shareholders. The compensation programs support management’s goals of hiring, retaining, and rewarding qualified executives who are critical to the successful execution of its short term and long term business strategies. The Company recognizes that by retaining high quality executives, its customers and shareholders will benefit from their expertise, high performance, and service longevity.

Q. What are the objectives of the compensation programs for executives?

The objectives of the Company’s compensation programs are strategy-focused, competitive, and, where appropriate, performance based. Overall, the Company’s incentive compensation programs are straightforward – to attract, reward, and retain key executives for creating long term value for shareholders of the Company.

Executives are aware that they may receive either short or long term incentive compensation awards, or both, as a result of the achievements of certain corporate, divisional, or individual goals. These awards are calculated as a percentage of each executive’s year end base salary.

The Company’s short term cash incentive compensation program is provided under an annual Management Incentive Plan (the “MIP”). Other incentive compensation, including the Company’s long term incentive compensation program, is provided through the grants of equity awards (i.e., stock options and restricted stock) under the Company’s 2003 Stock Incentive Plan (the “2003 SIP”).

Executive Compensation Administration

Q. What is the process used to make executive compensation decisions?

Pursuant to its charter, the Compensation Committee meets several times during the year and at least annually reviews and recommends to the Board of Directors the annual base salaries, annual incentive opportunity levels, and long term incentive opportunity levels for the Chief Executive Officer and the other SEOs. The Compensation Committee works with an independent compensation consultant in evaluating the foregoing and making its decisions and recommendations (see below).

Q. Has the Compensation Committee retained and worked with an independent executive compensation consultant?

Yes. For 2009, until September 30, 2009, the Compensation Committee retained Larry R. Webber, an independent consultant with more than 30 years of experience in executive compensation, as its independent executive compensation advisor. During the fourth quarter of 2009, following Mr. Webber’s resignation, the Compensation Committee retained the services of Pearl Meyer & Partners, LLC (“PM&P”). PM&P does not provide any other services to the Company.

Q. How does the industry-specific peer group fit into the Company’s executive compensation philosophy and strategy?

The Company uses an industry specific peer group, and, where appropriate, standardized financial services data, to determine “compensation comparability.” This means we consider, among other organizational criteria, the following with respect to each member of the peer group: asset size, earnings, location, organizational structure, number of employees, market capitalization, and service offerings. We also use the same financial industry peer group to assess total compensation, and, when appropriate, short and long term performance based awards.

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Q. What peer group does the Compensation Committee use as a guide?

In making compensation decisions, the Compensation Committee compares the principal elements of total compensation against a peer group of publicly traded financial service companies. The companies comprising the peer group (excluding the Company) as of December 31, 2009 were: 1

Ameris Bancorp	NewBridge Bancorp
Cardinal Financial Corporation	Pennsylvania Commerce Bancorp
City Holding Company	Pinnacle Financial Partners, Inc.
Community Trust Bancorp, Inc.	S&T Bancorp, Inc.
Farmers Capital Bank Corporation	SCBT Financial Corporation
Fidelity Southern Corporation	Sandy Spring Bancorp, Inc.
First Bancorp	StellarOne Corporation
First Community Bancshares, Inc.	TowneBank
First Financial Holdings, Inc.	Univest Corporation of Pennsylvania
FNB United Corp.	Virginia Commerce Bancorp, Inc.
Green Bankshares, Inc.	WSFS Financial Corporation
Harleysville National Corporation

Q. What reasons and factors did the Compensation Committee consider when determining the above peer group?

The Compensation Committee has historically used a peer group when assessing and determining compensation so that its decisions are thoughtful, fair, and within the parameters of like-minded institutions. The Compensation Committee considered “compatibility” and “comparability” factors when evaluating and ultimately electing the 2009 peer group, including: assets, earnings, geographical locations, corporate structure and governance, numbers of employees, numbers of branch offices, market capitalization, service offerings, and total compensation philosophies.

Q. How does the Committee benchmark against the peer group?

Generally, base salary compensation and targeted short and long term compensation are established at the 50th percentile of the Company’s peer group.

Q. During the period of 2009 when the Company was a participant in the Treasury’s TARP CPP (January 1, 2009 – November 18, 2009), did the Compensation Committee review and satisfy its regulatory requirements under the TARP CPP?

Yes. During 2009, on two separate occasions, the Compensation Committee reviewed with the Company’s senior risk officers the SEOs’ incentive compensation arrangements. During each of the foregoing reviews, the Compensation Committee certified that it had made reasonable efforts to insure that the applicable incentive compensation arrangements did not encourage the SEOs to take unnecessary and excessive risks that threatened the value of the Company.

Q. How did the Compensation Committee satisfy the TARP CPP requirements to consider risk in the context of executive compensation plans?

For the period June 15, 2009 through November 18, 2009, pursuant to the Treasury’s published final interim rules on executive compensation, as amended or corrected, the Compensation Committee reviewed and completed the appropriate certifications for submission to the Treasury. Further, under the regulations issued pursuant to the Emergency Economic Stabilization Act of 2008 (“EESA”) found in

[1]	Security Bank Corporation ceased to be a member of the peer group during the third quarter of 2009 when it was taken over by the Federal Deposit Insurance Corporation.

Title 31 Code of Federal Regulations Part 30, Sections 30.4 and 30.7, the Compensation Committee reviewed the compensation plans described below with respect to the SEOs. These plans essentially consist of the payment of salary with a long term incentive compensation feature. There is no bonus or other compensation arrangement for a short term performance factor which, in the review taken by the Compensation Committee, would encourage the senior executive officers to take unnecessary and excessive risks to threaten the value of the Company. In the estimation of the Compensation Committee, and as further described in detail below, the long term incentive awards are tied to long term growth and there is no component to the plans which would encourage the executives to take an unnecessary risk. Commensurately, in conjunction with a review with the senior risk officer, the auditor, and chief credit risk officer, the Compensation Committee reviewed employee compensation plans generally. Further, there is no element in any senior executive officer plan or any employee plan which would encourage the executives or employees to manipulate reported earnings in order to enhance compensation.

Elements of Compensation

Q. What are the elements of compensation for the executives/officers?

For 2009, the principal components of compensation for members of the Executive Group were: base salary; performance-based cash incentive compensation; and long term equity compensation. These components of compensation, along with certain other elements of compensation, are described below and are set forth in the Summary Compensation Table and other tables following this CD&A.

Q. How does the Company set the amount or formula for each element and how does each element fit into pay strategy?

The Compensation Committee annually reviews and approves corporate goals and objectives relevant to the specific executive’s compensation, evaluates each executive’s performance in light of these goals and objectives, and recommends to the Board the compensation levels for the members of the Executive Group based on these evaluations. For the long term incentive component of the executive compensation for 2009, the Compensation Committee considered in its discretion the Company’s performance, relative to peers, industry specific survey results, the data and opinions offered by the Compensation Committee’s independent compensation consultant, and the Company’s earnings, growth, and risk management. Based on the foregoing, and because certain specific objective corporate goals were not met, there were no corporate based long term incentive awards made to the Executive Group.

The Board and the Compensation Committee establish overall compensation using both objective and subjective criteria based on the factors noted above. With respect to the objective portion of the performance evaluation, the Compensation Committee specifically considers the Company’s performance based upon earnings, growth, and risk management. The subjective component focuses on the Compensation Committee’s opinions of the performance by the executive of his/her individual responsibilities as defined by the Compensation Committee and in comparison to the compensation paid to persons in comparable positions within the industry peer group. The Company’s executive compensation program considers base salary as its primary component, followed by short term cash incentive compensation, opinions and long term equity incentive compensation. All of these compensation components are targeted generally to the 50th percentile of the Company’s peer group.

Generally, the targeted mix of cash and equity-based compensation for executives is on average 60% for base salary, 20% for annual cash incentives, and 20% for long term equity incentives. Incentive compensation for an individual executive may become a larger percentage of that person’s total direct compensation when he/she assumes significant responsibilities and has a significant impact on the financial or operational success of the Company.

For 2009, the Company took into account specific items of corporate performance for each member of the Executive Group. Compensation for the Chief Executive Officer of the Company (Mr. Beale),

the Chief Financial Officer of the Company (Mr. Peay), and the Chief Banking Officer of the Company (Mr. Neal) was determined by the Board of Directors, excluding Mr. Beale, based on the recommendations of the Compensation Committee to the Board. The compensation of the Director of Retail Banking (Ms. Bentley), and the Director of Operations and Information Technology (Mr. Hockemeyer) was determined by the Board of Directors after consideration of the recommendations of both the Chief Executive Officer and the Compensation Committee.

Q. How is risk considered in the development of the Company’s compensation programs?

Beginning in at least 2007, and continuing to date, the Company’s Internal Audit Department has evaluated all compensation plans as part of its enterprise risk management reviews. To date, these reviews have found the compensation plans do not present undue risk. Further, as discussed above in an earlier question and answer, the Compensation Committee twice reviewed incentive compensation arrangements in 2009 with the Company’s senior risk officers to ensure that such arrangements did not encourage the SEOs to take unnecessary and excessive risks that could threaten the value of the Company.

Q. What exactly is the MIP?

The MIP is an annual plan that begins each January 1st, which is the first day of the Company’s fiscal year. The Company adopted and approved the final version of the 2009 MIP on February 24, 2009 with an effective date of January 1, 2009. The Summary Compensation Table reflects cash incentive compensation earned in 2009 under the 2009 MIP by each member of the Executive Group, which payments were made on or about March 15, 2010.

Q. What metrics are used and how does the Company set the amounts of any “target awards”?

We recognize that the MIP can only reward the Company’s key executives who create value by looking at specific factors shortly after the end of the MIP fiscal year. Earlier in the MIP fiscal year, the MIP requires us to assign to each executive an incentive award target; this target number is calculated as a percentage of the executive’s year-end base salary. Generally, the target award of compensation is made to the executive if both the Company and the executive achieve certain targeted performance goals; however, the target award can be increased when performance exceeds expectations, or decreased if performance is below expectations.

For each eligible executive, the specific target award is weighted between the Company’s earnings, growth, and risk management performance measures, on the one hand, relative select criteria approved by the Board, and the individual/divisional goals on the other. The specific individual/divisional goals are established and measured by the Chief Executive Officer who presents those goals and recommendations, excluding any recommendations for himself, to the Compensation Committee for its review; the Compensation Committee reviews the recommendations of the Chief Executive Officer and determines the incentive compensation to be awarded to the executives. The Compensation Committee determines the compensation of the Chief Executive Officer.

We list below the 2009 targeted goals and percentages for the SEOs:

Name	Target as a Percentage of Base Salary	Corporate Goal Weighting	Individual/Division Goal Weighting
G. William Beale	50%	80%	20%
D. Anthony Peay	40%	80%	20%
John C. Neal	30%	60%	40%
Elizabeth M. Bentley	20%	60%	40%
Rex A. Hockemeyer	20%	60%	40%

The Compensation Committee believed that using a formulaic approach to calculate the corporate component of the 2009 MIP would prove difficult and potentially yield an inappropriate result due to the uncertain economic environment, regulatory changes, and the acquisition of FMB. Thus, taking into consideration the recommendations of its compensation consultant, the Compensation Committee approved a change to the corporate component of the 2009 MIP to base awards upon discretionary assessment of Company performance. The Compensation Committee conducted its assessment by reviewing quantitative data and making qualitative decisions regarding performance in light of events affecting the Company from an economic, regulatory and operational perspective. Performance measures did not have set weightings and no formula was used to calculate an award. The Compensation Committee considered earnings performance, company growth and various factors relating to risk management. These same components were also part of the qualitative assessment of the SEOs’ individual performances.

Q. What awards, if any, did the members of the Executive Group receive for achieving a percentage of their individual targeted goals under the 2009 MIP?

There were no cash awards to the Executive Group under the MIP for their individual 2009 performance; however, there were discretionary stock awards made to the executives, calculated as a percentage of each executive’s base salary at year end 2009, for achieving the executive’s respective individual goals, ranging from 67% to 88% of the individual’s maximum goal for accomplishing some portion of his/her stated individual goals. These stock awards were granted on February 25, 2010. The members of the Executive Group received the following number of shares of restricted stock: Mr. Beale (2,225 shares); Mr. Peay (1,120 shares); Mr. Neal (1,592 shares); Ms. Bentley (853 shares); and Mr. Hockemeyer (825shares). These awards were in the form of restricted stock that vested fully on March 12, 2010 for the SEOs except for Mr. Beale, whose shares will vest on February 25, 2012.

Q. What exactly is the 2003 SIP?

The 2003 SIP is primarily a long term incentive plan, which makes available 525,000 shares for awards or grants to eligible employees of the Company and its subsidiaries in the form of stock options, stock appreciation rights, and restricted stock.

The 2003 SIP is administered by the Compensation Committee, which has discretion with respect to determining whether, when, and which employees may be granted stock options, stock appreciation rights, and restricted stock, and the terms and conditions, including any vesting schedule, for each award.

Q. Were there any awards or grants to Company employees in 2009 under the 2003 SIP?

Yes. On December 17, 2009, the Compensation Committee approved and recommended to the Company’s Board awards of restricted shares of the Company’s common stock (“RSAs”) should be made to certain employees, including members of the Executive Group, who served as senior managers throughout 2009. The Board approved the RSAs on December 17, 2009; the RSAs were calculated at a value of 15% of the individual’s base salary using the per share price of $11.85, the closing sales price of the Company’s common stock on the award date of December 17, 2009. The restricted shares are subject to a vesting schedule of 25% per year over a four year period. The RSAs were made in recognition of the employees’ service and accomplishments relating primarily to the Company’s successful equity raise in September 2009, the activities leading to the acquisition and integration of FMB, strong management of asset quality and credit risk, compliance with TARP CPP regulations, and the eventual stock redemption and warrant repurchase thereunder.

Q. What health and welfare benefits do the executives receive?

All members of the Executive Group are eligible to participate in the health and welfare benefits program available to all of the Company’s employees. These programs include medical, dental, and vision coverages, short and long term disability plans, and life insurance.

Q. Are there any other programs under which the executives may receive benefits?

Yes. The Company has a 401(k) profit sharing plan and all members of the Executive Group participate in this plan and are fully vested in their own contributions. The Company’s discretionary matching contributions are fully vested after six years of service.

Q. Do the executives receive any perquisites?

Yes. The Company provides to Mr. Beale an automobile and covers its related expenses for business and personal use; Mr. Beale’s membership in the Fredericksburg Country Club is also paid by the Company as is Mr. Neal’s membership. Messrs. Neal and Peay and Ms. Bentley each receive monthly car allowances.

Executive Agreements

Q. Were there agreements relating to executive compensation in 2009?

Yes, for certain employees of the Company, there are employment agreements and “change in control” or what we call management continuity agreements; all of these agreements were amended and restated in 2006; they were further amended and restated as of December 31, 2008 to comply with Section 409A of the Internal Revenue Code. We describe these agreements in more detail below. 2

In addition, in connection with the Company’s participation in the Treasury’s TARP CPP, the Company and the SEOs agreed to amend certain employment and benefit agreements to the extent necessary to be in compliance with the executive compensation and corporate governance requirements of Section 111(b) of the EESA, as implemented by applicable guidance or regulation. Each of the SEOs (i) executed a waiver voluntarily waiving any claim against the Treasury or the Company for any changes to such officer’s compensation or benefits that are required to comply with the regulation issued by the Treasury under the TARP CPP as published in the Federal Register on October 20, 2008 and acknowledging that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) that the officer has with the Company or in which the officer participates (collectively, “Benefit Plans”), as they relate to the period the Treasury holds any equity or debt securities of the Company acquired through the TARP CPP; and (ii) entered into a letter agreement with the Company amending the Benefit Plans with respect to such officer as may be necessary, during the period that the Treasury owns any debt or equity securities of the Company acquired through the TARP CPP, to comply with Section 111(b) of the EESA. More information about how executive compensation was affected by the Company’s participation in the TARP CPP is provided on page 33 under the following question: “What were the implications on executive compensation and corporate governance resulting from the Company’s participation in the TARP CPP?”

[2]	Agreements for David J. Fairchild, who became President of the Company on February 1, 2010, are described in a separate section.

Employment Agreements

G. William Beale. As of December 31, 2008, to effectuate compliance with Section 409A of the Internal Revenue Code (“Section 409A”), the Company entered into an amended and restated employment agreement (the “Agreement”) with G. William Beale pursuant to which the Company will continue to employ Mr. Beale as President and Chief Executive Officer. The Agreement supersedes and replaces the employment agreement between the Company and Mr. Beale that was entered into in 2006 providing for his employment as President and Chief Executive Officer of the Company. On February 1, 2010, the Company and Mr. Beale agreed to an amendment to the Agreement to clarify Mr. Beale’s title as Chief Executive Officer of the Company.

The Agreement, which has an initial term of three years, provides that beginning on the commencement of the employment period under the Agreement and on each day thereafter the term of the Agreement will automatically be extended an additional day, unless the Company gives notice that the employment term will not thereafter be extended.

Under the 2006 agreement, Mr. Beale’s initial annual base salary was $320,000 as of May 1, 2006; Mr. Beale’s annual base salary of $358,800 remained unchanged from May 1, 2008 until February 1, 2010, the effective date of the Company’s acquisition of FMB. Mr. Beale’s 2010 annual base salary is $407,000. Mr. Beale’s base salary and the recommendations of the Compensation Committee are typically reviewed annually by the Board of Directors. Mr. Beale is entitled to annual cash bonuses and stock-based awards in such amounts as may be determined in accordance with the terms and conditions of the applicable MIP adopted on an annual basis by the Board of Directors.

The Company may terminate Mr. Beale’s employment at any time for “Cause” (as defined in the Agreement) without incurring any additional obligations to him. If the Company terminates Mr. Beale’s employment for any reason other than for “Cause” or if Mr. Beale terminates his employment for “Good Reason” (as defined in the Agreement), the Company will generally be obligated to continue to provide the compensation and benefits specified in the Agreement for two years following the date of termination. Upon the termination of his employment, Mr. Beale will be subject to certain noncompetition and nonsolicitation restrictions.

If Mr. Beale dies while employed by the Company, the Company will continue to pay Mr. Beale’s designated beneficiary, or his estate, as applicable, an amount equal to Mr. Beale’s then current base salary for six months after Mr. Beale’s death. If Mr. Beale is terminated as a result of his disability as determined pursuant to the Agreement, then certain restrictions imposed by the Agreement shall not apply after he ceases to be employed by the Company.

The Agreement will terminate in the event that there is a change in control of the Company, at which time the Amended and Restated Management Continuity Agreement, dated as of December 31, 2008, between the Company and Mr. Beale, will become effective and any termination benefits will be determined and paid solely pursuant to the Amended and Restated Management Continuity Agreement, which supersedes and replaces the Management Continuity Agreement dated as of November 21, 2000.

John C. Neal and D. Anthony Peay. The Company has also entered into amended and restated employment agreements with Messrs. Neal and Peay as of December 31, 2008, again to effectuate compliance with Section 409A; these agreements contain substantially similar terms and are modeled after Mr. Beale’s Agreement. These agreements supersede and replace the employment agreements Messrs. Neal and Peay entered into in 2006. Each agreement has an initial term of two years, and, similar to Mr. Beale’s Agreement, each is renewed for an additional day during the term unless the Company gives notice that the employment term will not be extended.

Similar to Mr. Beale’s Agreement, each agreement with Messrs. Neal and Peay will terminate in the event that there is a change in control of the Company, at which time the Amended and Restated Management Continuity Agreements between Messrs. Neal and Peay and the Company, respectively, will become effective and any termination benefits will be determined and paid solely pursuant to those agreements, which supersede and replace earlier management continuity agreements.

David J. Fairchild. The Company entered into an employment agreement with Mr. Fairchild effective as of February 1, 2010; this agreement contains substantially similar terms and is modeled after Mr. Neal’s employment agreement; it replaces the employment agreement Mr. Fairchild had with FMB; the agreement is renewed for an additional day during the term unless the Company gives notice that the employment term will not be extended. The Company and Mr. Fairchild also entered into a Management Continuity Agreement effective February 1, 2010, which agreement is substantially similar to that of Mr. Neal. Mr. Fairchild’s employment agreement will terminate in the event that there is a change in control of the Company, at which time the Management Continuity Agreement will become effective and any termination benefits will be determined and paid solely pursuant to that agreement.

The Executive Group/Potential Post-employment Payments. Estimated potential payments to members of the Executive Group, upon the termination of their employment, including a termination following a change in control, if applicable, are set forth in the table on page 32 (note: Mr. Fairchild is not included in this table because he was not an employee of the Company at year end 2009).

Management Continuity Agreements

As stated above in the section describing their employment agreements, the Company has separate agreements with Messrs. Beale, Neal, Peay, and Fairchild that become effective upon a change in control of the Company. Under the terms of each of these agreements, the Company or its successor is required to continue in its employ Messrs. Beale, Neal, Peay, and Fairchild for a term of three years after the date of a change in control (as defined in the respective management continuity agreements). According to certain provisions, these Executive Group members will retain commensurate authority and responsibilities and compensation benefits. They will receive base salaries at least equal to those paid in the immediate prior year and bonuses at least equal to the annual bonuses paid prior to the change in control. If the employment of any of these four executives is terminated during the three years other than for cause or disability (as defined in the respective management continuity agreements), or if any of them should terminate employment because a material term of his agreement is breached by the Company, such terminating executive will be entitled to a lump sum payment, in cash, not later than the first day of the seventh month after the date of termination; for Mr. Beale, this lump sum will be equal to 2.99 times the sum of Mr. Beale’s base salary, annual bonus and equivalent benefits; similarly, for each of Messrs. Neal, Peay, and Fairchild, the lump sum cash payment will be equal to 2.0 times the sum of his respective base salary, annual bonus and equivalent benefits.

The Company does not have employment agreements or management continuity agreements with either Ms. Bentley or Mr. Hockemeyer.

Q. Does the Company have any other plans or agreements, not already discussed above, that relate to any other form of compensation for the executives listed in the Summary Compensation Table?

Yes. The Company and certain members of the Executive Group are parties to certain separate agreements, each of which is known as a Split Dollar Life Insurance Agreement. These agreements are sometimes referred to as “BOLI” agreements. The acronym “BOLI” means “bank owned life insurance.” Generally, under each BOLI agreement, the Company agrees to apply to a reputable insurance company for an insurance policy on the executive’s life. The Company is the owner of the insurance policies and pays the insurance premiums for the policies. The insured executive is requested to designate his/her beneficiary upon death. A death benefit will be paid to the executive’s designated beneficiary, or to his/her estate, as may be applicable, under the provisions of the BOLI agreement, and a death benefit will also be paid to the Company. Any death benefit paid to the Company will be in excess of any death benefit paid to the insured executive’s designated beneficiary.

Prior to its acquisition of FMB, the Company had entered into BOLI agreements with certain employees on two occasions, in 2000 and in 2005. With respect to the first occasion, the Company’s BOLI agreements with Messrs. Beale, Neal, and Peay, and the respective death benefit for each such executive’s designated beneficiary or estate, include a benefit equal to three times each executive’s respective annual compensation as of the date of termination. With respect to the second occasion, Messrs. Beale, Neal, Peay, and Ms. Bentley each have a separate BOLI agreement with a death benefit equal to $100,000. The Company does not have a BOLI agreement with Mr. Hockemeyer.

When it acquired FMB in February 2010, the Company became the successor in interest to the January 1, 2001 Split Dollar Life Insurance Agreement between FMB and David J. Fairchild. This agreement is different from those described above; specifically, the agreement calls for Mr. Fairchild and the Company to make premium payments for a life insurance policy with Northeastern Mutual Life Insurance Company in the face amount of $1,358,010; the agreement terminates upon the later of Mr. Fairchild’s reaching age 60 or his termination of employment with the Company other than by reason of his death. Mr. Fairchild has executed a Collateral Assignment in favor of his employer that relates to the death benefits to be received by his designated beneficiary and his employer.

Q. Does the Company have any Split Dollar Life Insurance Agreements with any employees other than the Executive Group?

Yes. The Company has other Split Dollar Life Insurance Agreements with numerous other employees who are not considered to be members of the Executive Group. Generally, these BOLI agreements contain provisions that are substantially similar to either or both of the above-described BOLI agreements that the Company has with the Executive Group members. All of these BOLI agreements were entered into in 2000 and/or 2005 except for three split dollar agreements, similar in form to Mr. Fairchild’s, that were entered into on two occasions (2001 and 2003) for three other employees of FMB who are not members of the Executive Group.

REPORT OF THE COMPENSATION COMMITTEE

The Compensation Committee has reviewed and discussed with management the CD&A that appears above in this Proxy Statement. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the CD&A be included in this Proxy Statement.

Respectfully submitted by the members of the Compensation Committee,

Douglas E. Caton, Chairman

Ronald L. Hicks

R. Hunter Morin

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following Summary Compensation Table provides information on the compensation accrued or paid by the Company or its subsidiaries during the years indicated, pursuant to the SEC’s executive compensation disclosure requirements, for the President and Chief Executive Officer in 2009, the Chief Financial Officer, the Chief Banking Officer, the Director of Retail Banking, and the Director of Information Technology and Operations. Mr. Fairchild, as stated above, became President of the Company as of February 1, 2010 and he is not included in the Summary Compensation Table, or in any other table that follows, because he was not employed by the Company in 2009 and received no compensation of any kind from the Company during 2009.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards (1) ($)	Non-Equity Incentive Plan Compensation (2) ($)	Change in Pension Value and Nonqualified Deferred Compensation Earnings (3) ($)	All Other Compensation (4) ($)	Total ($)

G. William Beale (5) President & CEO, Union Bankshares Corporation (UBSH)	2009	358,800	—	53,823	—	11,962	34,947	459,532
	2008	354,200	—	—	17,940	10,829	25,925	408,894
	2007	334,583	—	162,278	18,630	9,800	23,888	549,179

D. Anthony Peay EVP & CFO, UBSH	2009	203,550	—	30,739	—	—	11,894	246,183
	2008	198,900	—	—	15,666	—	12,929	227,495
	2007	190,833	—	75,043	15,600	—	13,535	295,011

John C. Neal EVP, UBSH; President & CEO, Union Bank and Trust Company	2009	252,933	—	38,193	—	—	23,789	314,914
	2008	246,400	—	—	25,422	—	16,938	288,760
	2007	236,892	—	70,746	28,224	—	16,391	352,253

Elizabeth M. Bentley EVP, UBSH	2009	153,000	—	22,953	—	—	8,525	184,478
	2008	139,575	—	—	12,300	—	6,400	158,275
	2007	123,000	—	23,311	8,610	—	6,564	161,485

Rex A. Hockemeyer EVP, UBSH (6)	2009	148,000	—	22,195	—	—	4,440	174,635
	2008	102,708	—	—	9,918	—	363	112,989

(1)	The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (formerly FASB 123R Share–Based Payment). This presentation replaces the dollar amount recognized for financial statements purposes and has been reflected for all fiscal years presented. Performance-based awards in the above table assumes the probable outcome of performance conditions is equal to the maximum potential value of the awards. For valuation and discussion of assumptions related to stock and option awards, we refer you to the Company’s 2009 Form 10-K footnote 10 “Employee Benefits.” Stock awards consist of both restricted and performance-based awards.
(2)	Represents cash award for individual performance under the MIP (versus corporate performance) based upon achievement of specific goals; each such award is made by the Company’s Compensation Committee in its sole discretion. There were no cash payments to the Executive Group under the MIP for their individual 2009 performance; however there were discretionary stock awards granted as described on page 20.
(3)	Represents the change in actuarial present value under the deferred supplemental compensation program for the prior completed fiscal year.

(footnotes continued on next page)

(4)	The details of the components of this column are provided in a separate table below.
(5)	$43,486 of Mr. Beale’s compensation has been voluntarily deferred into the Virginia Bankers Association’s nonqualified deferred compensation plan for the Company.
(6)	Mr. Hockemeyer joined the Company in mid-April 2008.

2009 ALL OTHER COMPENSATION TABLE

Name	Insurance Premiums	Company Contributions to Retirement and 401(k) Plans	Dividends on Restricted Stock Awards (1)	Other Plan Payments (2)	BOLI Income	Total

G. William Beale	$6,211	$8,073	$1,658	$15,900	$3,106	$34,947
D. Anthony Peay	—	6,096	681	4,290	826	11,894
John C. Neal	—	7,338	745	13,414	2,292	23,789
Elizabeth M. Bentley	—	2,443	96	5,924	62	8,525
Rex A. Hockemeyer	—	4,440	—	—	—	4,440

(1)	The executives receive the same cash dividends on restricted shares as holders of regular common stock.
(2)	The 2% bonus was available to all employees beginning in 1999 in lieu of disbanding a defined benefit plan. The amount provided was available to all eligible employees, at that time, and is currently determined as 2% of base salary or commissions for only those employees.

Stock Option Grants and Stock Awards in 2009 under the 2009 MIP and the 2003 SIP

As described above, the Company’s 2003 Stock Incentive Plan provides for grants of stock options, stock appreciation rights and restricted stock to executive officers and key employees of the Company and its subsidiaries. The table on page 27 provides information for both non-equity and equity incentive plan awards, if any, and all other stock option grants and stock awards.

Q. Did the Company make any awards of either stock options or stock to the executives identified in the Summary Compensation Table for 2009 performance under the 2009 MIP or the 2003 SIP?

Yes. As discussed in the CD&A, under the 2003 SIP, on December 17, 2009, the Company made awards of restricted stock to certain individuals, including the Executive Group identified in the Summary Compensation Table, in recognition of their service and accomplishments relating primarily to the Company’s successful equity raise in September 2009, the tasks associated with the acquisition and integration of FMB preceding and following the March 30, 2009 public announcement of the transaction, strong management of asset quality and credit risk, as well as complying with the requirements of TARP CPP and the eventual redemption and repayments thereunder. The specific restricted stock awards for the SEOs are included in the Summary Compensation Table.

Q. How does the Company determine the awards for performance-based shares of the Company’s common stock?

In 2007, the Company’s Board of Directors awarded the right to earn performance-based shares of Company common stock to certain members of the Executive Group for the 2007-2010 performance period under the 2003 SIP. These awards are determined according to each participant’s salary level, based on survey data and do not vary based on individual performance. The actual payouts of these performance-based shares, if any, are determined by a non-discretionary formula, which measures the Company’s stock performance over a four-year period using total shareholder return (including reinvestment of dividends) measured over the performance period relative to the Company’s select peer group. For the four year performance period ended December 31, 2009, performance-based shares were earned by certain members of the Executive Group; these shares vested on February 1, 2010.

GRANTS OF PLAN-BASED AWARDS IN 2009

		Estimated Future Payouts Under Non-Equity Incentive Plan Award			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or	All Other Option Awards: Number of Securities Underlying	Exercise or Base Price of Option	Grant Date Fair Value of Stock And
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)	Units (1) (#)	Options (#)	Awards ($ / Sh)	Option Awards (2)

G. William Beale	12/17/2009	—	—	—	—	—	—	4,542	—	—	53,823

D. Anthony Peay	12/17/2009	—	—	—	—	—	—	2,594	—	—	30,739

John C. Neal	12/17/2009	—	—	—	—	—	—	3,223	—	—	38,193

Elizabeth M. Bentley	12/17/2009	—	—	—	—	—	—	1,937	—	—	22,953

Rex A. Hockemeyer	12/17/2009	—	—	—	—	—	—	1,873	—	—	22,195

(1)	Consists of restricted stock awards. Grant date mentioned in table. There were no performance based awards granted in 2009.
(2)	The amounts reported reflect the aggregate grant date fair value of the awards computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (formerly FASB 123R Share–Based Payment). The grant date fair value for these stock awards of $11.85 per share was based on the closing sales price of the Company’s common stock on the grant date (December 17, 2009).

Outstanding Equity Awards Value at Year-End

The following table shows certain information regarding outstanding awards for unexercised stock options and non-vested stock (includes restricted and performance stock) at 2009 year-end for the members of the Executive Group. This table discloses outstanding awards whose ultimate value is unknown and has not been realized (i.e., dependent on future results of certain measures).

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OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END 2009

Name	Grant Date or Performance Period	OPTION AWARDS					STOCK AWARDS
		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date (1)	Number of Shares of Stock That Have Not Vested (#) (2)	Market Value of Shares of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares That Have Not Vested ($)

G. William Beale	1/23/2003	1,050	—	—	18.58	1/23/2013
	1/29/2004	2,100	—	—	22.65	1/29/2014
	2/1/2005						—	—
	2/1/2006						894	11,077
	2/1/2007						2,236	27,704
	12/17/2009						4,542	56,275
	1/1/2005-12/31/2008								—	—
	1/1/2006-12/31/2009								1,788	22,153
	1/1/2007-12/31/2010								3,354	41,556

D. Anthony Peay	1/25/2001	750	—	—	8.54	1/25/2011
	1/2/2002	3,000	—	—	10.67	1/2/2012
	1/23/2003	3,000	—	—	18.58	1/23/2013
	1/29/2004	3,750	—	—	22.65	1/29/2014
	2/1/2005						—	—
	2/1/2006						347	4,299
	2/1/2007						1,034	12,811
	12/17/2009						2,594	32,140
	1/1/2005-12/31/2008								—	—
	1/1/2006-12/31/2009								695	8,611
	1/1/2007-12/31/2010								1,551	19,217

John C. Neal	2/20/2000	1,755	—	—	8.67	2/20/2010
	1/25/2001	2,250	—	—	8.54	1/25/2011
	1/2/2002	3,750	—	—	10.67	1/2/2012
	1/23/2003	3,750	—	—	18.58	1/23/2013
	1/29/2004	3,750	—	—	22.65	1/29/2014
	2/1/2005						—	—
	2/1/2006						437	5,414
	2/1/2007						975	12,080
	12/17/2009						3,223	39,933
	1/1/2005-12/31/2008								—	—
	1/1/2006-12/31/2009								875	20,841
	1/1/2007-12/31/2010								1,462	18,114

Elizabeth M. Bentley	1/2/2002	750	—	—	10.67	1/2/2012
	1/23/2003	1,125	—	—	18.58	1/23/2013
	1/29/2004	1,125	—	—	22.65	1/29/2014
	1/27/2005	825	—	—	23.50	1/27/2015
	2/23/2006	450	300	—	31.57	2/23/2016
	2/1/2007						321	3,977
	12/17/2009						1,937	23,999
	1/1/2007-12/31/2010								482	5,972

Rex A. Hockemeyer	12/17/2009	—	—	—	—	—	1,873	23,206	—	—

(footnotes on next page)

(1)	Each of the incentive stock option awards, unless accelerated as of December 30, 2005, and which acceleration has been accepted by the award recipient, vests according to the following schedule: 20% of the award is exercisable one year after the grant date, and 20% vests for each subsequent year thereafter for a period of five years; once an installment of shares vests and becomes exercisable, the award recipient may exercise such options, or any portion of such installment, during the term of the subject Incentive Stock Option Agreement, which term is ten years after the date of each such agreement.
(2)	Restricted stock granted on the dates indicated in the first column of the table. The awards granted December 17, 2009 vest in four installments, 25% per year at the ends of each of the four years following the grant date. All other restricted stock vests in two installments, 50% at the end of the third year following the grant date and 50% at the end of the fourth year following the grant date.
(3)	This column represents performance-based stock awards. The actual payouts of the shares, if any, will be determined by a non-discretionary formula, which measures the Company’s performance over a four-year period using total shareholder return (including reinvestment of dividends) compared to the Company’s select peer group for that same period.

The market value of the stock awards that have not vested, as shown in the above table, was determined based on the per share closing market price of the Company’s common stock on December 31, 2009 ($12.39).

Stock Option Exercises and Stock Vested in 2009

The following table provides information that is intended to enable investors to understand the value of the equity realized by a member of the Executive Group upon exercise of options and/or the vesting of stock during the most recent fiscal year.

OPTION EXERCISES AND STOCK VESTED IN 2009

	Option Awards		Restricted Stock Awards		Performance Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)

G. William Beale	—	—	1,644	25,696	1,502	23,476
D. Anthony Peay	—	—	618	9,659	542	8,471
John C. Neal	—	—	754	11,785	633	9,894
Elizabeth M. Bentley	900	2,970	—	—	—	—
Rex A. Hockemeyer	—	—	—	—	—	—

Ms. Bentley’s value realized upon exercise, as set forth in the above table, was determined as the difference between the closing market price of the Company’s common stock on the date of exercise ($11.97) and the exercise price of the stock options ($8.67 per share) multiplied by the number of shares acquired on exercise. The performance and restricted stock awards, as set forth in the above table, related to the vesting of previously issued stock awards for the 2006-2009 performance period.

Employee and/or Director Benefit Plans

Q. Does the Company have any type of deferred compensation plans for employees and/or directors? If so, what compensation will be paid under them?

Yes, there is a type of deferred compensation plan for some directors. By way of background, in 1985, Union Bank and Trust Company offered its directors the option to participate in a deferred supplemental compensation program. Certain directors have entered into agreements with Union Bank and Trust Company to participate in this program. To participate in this program, a director must have elected to forego the director’s fees that would otherwise be payable to him by Union Bank and Trust Company for a period of 12 consecutive months beginning immediately after his election to participate.

While its obligation under each supplemental compensation agreement represents an unsecured, general obligation of Union Bank and Trust Company, a substantial portion of the benefits payable under the agreements is funded by key-person life insurance owned by Union Bank and Trust Company on each director. The fees deferred by each participating director in 1985 were applied towards the first year’s premium expense of a life insurance policy and thereafter Union Bank and Trust Company has paid the premiums. Similarly, in 1991, a sum equivalent to one year of director compensation was applied towards the first year’s premium expense of a life insurance policy on the life of Mr. Beale, who, at the time, served on the bank’s Board and was the bank’s president; subsequently, Union Bank and Trust Company has paid the premium necessary to continue the subject life insurance policy in effect.

Each supplemental compensation agreement provides that the director will receive from Union Bank and Trust Company a designated fixed amount, payable in equal monthly installments over a period of 10 years beginning upon the director’s “Normal Retirement Date,” which is defined in the agreements to be the last day of the month in which the director reaches age 65. No interest is paid on the installments. The amount of each director’s monthly benefit is actuarially determined based on, among other factors, the age and health condition of each director at the time he elects to participate in the program. In the event a director retires but dies before receiving all the installments due under the agreement, Union Bank and Trust Company has the option of making one lump sum payment (based on the discounted present value of the remaining installment obligation) to the director’s designated beneficiary or his estate or continuing the balance of the installment payments in accordance with the original payment plan. Each agreement further provides that a reduced fixed amount is payable in the event of a director’s death prior to reaching the Normal Retirement Date.

The supplemental compensation agreement with Mr. Beale calls for Union Bank and Trust Company to pay him $26,500 per year for ten years upon his Normal Retirement Date. The Company’s other participating directors receive or will receive from Union Bank and Trust Company an annual installment in the respective following amounts upon reaching the Normal Retirement Date(s) as follows: Mr. Hicks, $55,364; Mr. Whittaker, $16,345; and Mr. Hansen, $22,299. As of December 31, 2009, Union Bank and Trust Company had accrued approximately $1,048,944 to cover its obligations under all of the supplemental compensation agreements with current and former bank directors who participate in the director deferred compensation plan.

While the insurance policies were purchased as a means of funding the deferred compensation liability created under this plan, there exists no obligation to use any insurance funds from policy loans or death proceeds to curtail the deferred compensation liability.

Q. Does any member of the Executive Group participate in a nonqualified deferred compensation plan?

Yes; the following table and narrative summarize the nonqualified deferred compensation for three members of the Executive Group.

NONQUALIFIED DEFERRED COMPENSATION

Name	Executive Contributions in Last FY ($)	Registrant Contributions in Last FY ($)	Aggregate Earnings in Last FY ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last FYE ($)

G. William Beale	43,486	—	(54,453)	—	293,895

D. Anthony Peay	—	—	—	—	—

John C. Neal	7,978	—	12,162	—	54,084

Elizabeth M. Bentley	2,694	—	1,927	—	6,729

Rex A. Hockemeyer	—	—	—	—	—

Messrs. Beale, Neal, and Ms. Bentley have elected to participate in the Company’s nonqualified deferred compensation plan administered by the Virginia Bankers Association (“VBA”) Benefits Corporation. Contributions reflected above have been reported in the Summary Compensation Table. Earnings reflected above have not been reported in the Summary Compensation Table.

The VBA’s nonqualified deferred compensation plan is a defined contribution plan under which contributions are posted to the participant’s account and the account is credited with earnings commensurate with the elected investments. These investments are held in a “rabbi trust” administered by the VBA Benefits Corporation. The funds are to be held in the rabbi trust until such time as the executive or director is entitled to receive a distribution.

Post-employment Compensation

Q. Are any of the executives listed in the Summary Compensation Table entitled to receive any payments from the Company if his/her employment ceases or there is a change in control? If so, how much could each be paid?

Yes, as discussed in the CD&A above, Messrs. Beale, Neal, and Peay, who are members of the Executive Group, have each entered into an amended and restated employment agreement and a “change in control” or Amended and Restated Management Continuity Agreement with the Company, all as of December 31, 2008. As stated above, the Company does not have employment agreements or management continuity agreements with either Ms. Bentley or Mr. Hockemeyer. We disclose in the following table the estimated potential payments, which would be due to each of the three executives under two different scenarios, if either had occurred as of December 31, 2009, based on the relevant agreements and prior to any amendment or changes made based on the executive compensation restrictions resulting from the Company’s participation in the Treasury’s TARP CPP: (1) termination under the executive’s employment agreement, or (2) a pay-out under his respective Amended and Restated Management Continuity Agreement.

POTENTIAL PAYMENTS UPON TERMINATION OR CHANGE IN CONTROL

Name	Benefit	Before Change in Control Termination Without Cause or for Good Reason	After Change in Control Termination Without Cause or for Good Reason	Death Benefits	Disability Benefits

G. William Beale	Post Termination Compensation	$717,600	$1,072,812	$179,400	$45,000
	Early vesting of Restricted Stock	95,056	95,056	—	—
	Health care benefits continuation	5,009	5,009	—	10,018
	Early vesting of Performance Stock	63,709	63,709	—	—
	Early vesting of Stock Options	—	—	—	—
	Excise Tax Gross-up	—	449,572	—	—

	Total Value	$881,374	$1,686,158	$179,400	$55,018

D. Anthony Peay	Post Termination Compensation	$407,100	$407,100	$101,775	$44,263
	Early vesting of Restricted Stock	49,250	49,250	—	—
	Health care benefits continuation	4,843	4,843	—	9,687
	Early vesting of Performance Stock	27,828	27,828	—	—
	Early vesting of Stock Options	18,585	18,585	—	—

	Total Value	$507,607	$507,607	$101,775	$53,950

John C. Neal	Post Termination Compensation	$505,866	$505,866	$126,467	$35,621
	Early vesting of Restricted Stock	58,047	58,047	—	—
	Health care benefits continuation	6,698	6,698	—	13,396
	Early vesting of Performance Stock	28,955	28,955	—	—
	Early vesting of Stock Options	—	—	—	—

	Total Value	$599,567	$599,567	$126,467	$49,017

Q. Does the Company have a defined benefit plan or a defined contribution plan?

The Company does not participate in a defined benefit plan; however, the Company does have a defined contribution plan for all eligible employees, including members of the Executive Group. This plan is known formally as the Union First Market Bankshares Corporation 401(k) Profit Sharing Plan, or informally as the 401(k) Plan. All members of the Executive Group participate in the 401(k) Plan. Each employee participant is fully vested in his/her own contributions to the 401(k) Plan. The Company provides discretionary matching contributions to plan participants. The Company’s matching contributions are fully vested after six years.

Q. Does the Company have a pension plan or some kind of similar plan for any of the executives listed that is tied to a retirement age?

Yes, as we have stated above, certain directors have supplemental compensation agreements that are tied to a “Normal Retirement Age,” which is defined to be age 65. Because Mr. Beale serves as a director and is the Chief Executive Officer of the Company, we provide the following tabular information relating to his entitlement to the supplemental compensation, including the present value of the accumulated benefit for him.

PENSION BENEFITS

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)

G. William Beale	Deferred Supplemental Compensation Program	21	105,351	—

D. Anthony Peay	—	—	—	—

John C. Neal	—	—	—	—

Elizabeth M. Bentley	—	—	—	—

Rex A. Hockemeyer	—	—	—	—

Mr. Beale has been credited with 21 years of service and is currently eligible to receive benefits at his Normal Retirement Date. Age 65 has been used for purposes of calculating the present value of accumulated benefit.

Q. What were the implications on executive compensation and corporate governance resulting from the Company’s participation in the TARP CPP?

As a TARP CPP participant for the period December 19, 2008 until November 18, 2009, the Company was required to comply with the executive compensation and corporate governance requirements of Section 111(b) of the Emergency Economic Stabilization Act of 2008, as implemented by applicable guidance or regulation. In February 2009, the American Recovery and Reinvestment Act of 2009 amended such requirements, containing expansive new restrictions on executive compensation for financial institutions participating in the TARP CPP. The EESA, as amended by the ARRA, provides that both the Treasury and the SEC will issue rules, guidelines and regulations to implement the new laws. In June 2009, the Treasury issued an interim final rule (“Interim Final Rule”) regulation implementing the corporate governance and executive compensation standards with which the Company must comply (the “Interim Final Rule”).

The following is a summary of the executive compensation restrictions and corporate governance requirements under the Interim Final Rule. Generally, these requirements remained in effect during the period when the Treasury held the Company’s Series A preferred stock, meaning from December 19, 2008 until November 18, 2009; further, for the period December 19, 2008 until November 18, 2009, because the Company was a TARP CPP recipient, the Company has been required to submit certifications to the Treasury.

No Incentives Encouraging Unnecessary and Excessive Risks. The Company was prohibited from providing incentive compensation arrangements that encourage its senior executive officers to take unnecessary and excessive risks that threatened the value of the Company.

Compensation Committee Risk Review. The Compensation Committee was required to revise its senior executive officer incentive compensation arrangements with the Company’s senior risk officers to ensure that the senior executive officers were not encouraged to take such risks. The Committee has fulfilled its requirements under the TARP CPP and its conclusions and certifications relating to its discussion, evaluation and review of employee compensation plans are provided within the CD&A at pages 17 and 18.

No Bonus Payments. The Company was prohibited from paying any bonus, retention award or incentive compensation to its top five most highly compensated executive officers and such additional number of employees as the Treasury may have determined. This requirement did not apply to bonuses payable pursuant to employment agreements in effect prior to February 11, 2009. The prohibition also did not apply to the payment of long term restricted stock, provided that the stock does not have a value exceeding one-third of the total amount of annual compensation of the employee receiving the stock, the stock does not fully vest until after all TARP CPP-related obligations have been satisfied, and any other conditions which the Treasury may specify have been met.

“Golden Parachute” Payments. The Company was prohibited from making any severance payments of any amount to its top five most highly compensated executive officers (as determined based on SEC compensation rules) and the next five most highly compensated employees, without regard to any provisions to the contrary contained in an existing employment or change in control agreement.

Clawback of Bonuses. The EESA and the ARRA required the recovery of any bonus, retention award or incentive compensation paid to the top five most highly compensated executive officers and any of the next 20 most highly compensated employees of the Company based on statements of earnings, revenues, gains or other criteria that are later found to be materially inaccurate.

Tax gross-ups. The Company was prohibited from making payments of tax “gross-ups,” or payments to cover taxes due to compensation such as golden parachutes, to its top five most highly compensated executive officers and the next twenty most highly compensated employees of the Company.

Disclosure of “Perks.” The Company was required to disclose any perquisite, or perk, with a total value exceeding $25,000 provided to its top five most highly compensated executive officers.

Luxury Expenditure Policy. The Company was required to adopt a policy restricting excessive or luxury expenditures, including entertainment, offices and facilities, aviation, other transport and staff development.

Application of $500,000 Deductibility Limits. The Company was subject to limitations on the deductibility of pay to senior executive officers. Under this provision, annual compensation in excess of $500,000, whether or not performance based and whether or not deferred, would not be deductible.

Review of Prior Payments to Executives. The ARRA directed the Treasury to review previously paid bonuses, retention awards and other compensation paid to the Company’s top five most highly compensated executive officers and its next 20 most highly compensated employees before ARRA was enacted to determine whether any such payments were excessive, inconsistent with the purposes of the ARRA or TARP, or otherwise contrary to the public interest.

Annual Non-Binding “Say on Pay” Vote. The Company’s proxy statement for its annual meeting of shareholders in April 2009 included a non-binding shareholder vote to approve the compensation of its executives. See also for 2010 “Advisory (non-binding) Vote on Executive Compensation - Proposal 5” on page 5.

Annual Certification. The Company’s Chief Executive Officer and Chief Financial Officer are required to certify in the Company’s annual filings with the SEC that the Company is in compliance with the ARRA’s provisions for the period during which it was a TARP CPP participant or recipient. Such certifications appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2009.

DIRECTOR COMPENSATION

Q. Are the directors of the Company paid for their services, and if so, how are they paid?

Yes, as compensation for their services, each member of the Board of Directors of the Company, except Mr. Beale, receives $1,000 for each meeting of the Board attended and $500 for each committee meeting attended in person; a fee of $375 is paid for attendance at a meeting by phone; a committee meeting fee of $225 is paid if that meeting occurs on the same day as a Board meeting. Additionally, each director who attends a minimum of 75% of all Board and committee meetings since the last Annual Meeting of Shareholders (or since the appointment of a new director in the case of a new director’s first year of service) receives a $25,000 annual retainer (or pro-rated portion thereof in the case of a new director) paid in shares of the Company’s common stock based on the average closing price on the five consecutive trading days ending on December 1st of each year. Mr. Hicks receives an additional $3,500 annual stock retainer for serving as Board chair. Mr. Tillett receives an additional annual stock retainer of $3,500 for serving as chair of the Audit Committee. Mr. Beale does not receive any additional compensation above his regular salary for his service as a director or for attending any Board or committee meetings. The following table summarizes the director compensation paid by the Company during 2009.

DIRECTOR COMPENSATION

Name	Fees Earned Or Paid in Cash ($)	Stock Awards (1) ($)	All Other Compensation (2) ($)	Total ($)

Douglas E. Caton	12,425	25,000	—	37,425
Daniel I. Hansen	14,200	25,000	—	39,200
Ronald L. Hicks	12,925	28,500	2,520	43,945
Patrick J. McCann	12,425	25,000	—	37,425
Hullihen W. Moore (3)	12,425	25,000	—	37,425
R. Hunter Morin (3)	14,925	25,000	—	39,925
W. Tayloe Murphy, Jr.	10,475	25,000	—	35,475
Ronald L. Tillett	12,575	28,500	—	41,075
A. D. Whittaker (4)	11,925	25,000	18,865	55,790

(1)	Represents the aggregate grant date fair value of the awards of computed in accordance with the Financial Accounting Standards Board’s Accounting Standards Codification Topic 718, Compensation – Stock Compensation (formerly FASB 123R, Share–Based Payment). The grant date fair value for these stock awards of $11.85 per share was based on the closing sales price of the Company’s common stock on the grant date (December 17, 2009). Messrs. Hicks and Tillett each receive an additional $3,500 in stock awards as a result of chairing the Board and Audit Committee, respectively. The equivalent number of stock awards outstanding at December 31, 2009 represented the same number of stock awards granted during the year. The stock was awarded after the ex-dividend date during the fourth quarter of 2009.
(2)	Messrs. Hicks and Whittaker each have life insurance premiums paid on their behalf of $2,520. The policies provide for certain proceeds to be paid to the Company upon the death of either Mr. Hicks or Mr. Whittaker. Mr. Whittaker received payments of $16,345 from the deferred supplemental compensation plan during 2009.
(3)	Messrs. Moore (2004 Retainer only) and Morin (2004 - 2008 Retainer and Fees) have elected to defer both cash and stock awards into the Virginia Bankers Association’s non-qualified deferred compensation plan for the Company.
(4)	Mr. Whittaker served throughout 2009; he retired from the Board effective January 15, 2010.

DISCLOSURE OF CERTAIN LEGAL PROCEEDINGS

Each of the Company’s directors has certified that for a period of the preceding ten years he has not been involved in any legal proceedings that could reflect on the director’s competence and integrity to serve as a director, or in any of the below-described legal proceedings: any judicial or administrative proceedings resulting from involvement in mail or wire fraud or fraud in connection with any business entity; any judicial or administrative proceedings based on violations of federal or state securities, commodities, banking or insurance laws and regulations, or any settlement to such actions; and any disciplinary sanctions or orders imposed by a stock, commodities or derivatives exchange or other self-regulatory organization.

INTEREST OF DIRECTORS AND OFFICERS IN CERTAIN TRANSACTIONS

Certain directors and officers of the Company and its subsidiaries and members of their immediate families, and corporations, partnerships and other entities with which such persons are associated, are customers of Union Bank and Trust Company, Northern Neck State Bank, Rappahannock National Bank, Union Investment Services, Inc., Union Mortgage Group, Inc., and Johnson Mortgage Group, LLC. As such, these persons engaged in transactions with the Company and its subsidiaries in the ordinary course of business during 2009 and will have additional transactions with these companies in the future. All loans extended and commitments to lend by the banks to such persons are made in the ordinary course of business upon substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with unaffiliated persons and do not involve more than the normal risk of collection or present other unfavorable features.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Pursuant to Section 16(a) of the Securities Exchange Act of 1934, directors and executive officers of the Company are required to file reports with the Securities and Exchange Commission indicating their holdings of and transactions in the Company’s common stock. To the Company’s knowledge, based solely on a review of the copies of such reports furnished to the Company, insiders of the Company complied with all filing requirements during 2009 except on one occasion; one Form 4 for Mr. Morin was filed late through inadvertence.

OTHER MATTERS

As of the date of this Proxy Statement, the Board of Directors of the Company has no knowledge of any matters to be presented for consideration at the Annual Meeting other than those referred to above. If any other matters properly come before the Annual Meeting, the persons named in the accompanying proxy intend to vote such proxy, to the extent entitled, in accordance with the recommendation of the Board of Directors.

SHAREHOLDER PROPOSALS

In order for a shareholder proposal to be considered for possible inclusion in the 2011 Proxy Statement, it must be received by the Company’s Corporate Secretary, Janis Orfe, Union First Market Bankshares Corporation, P. O. Box 446, Bowling Green, Virginia 22427-0446 on or before November 22, 2010.

ADDITIONAL INFORMATION

“Householding” of Proxy Materials. The Securities and Exchange Commission has adopted rules that permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements with respect to two or more shareholders sharing the same address by delivering a single proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify us by sending a written request to the Company’s Corporate Secretary, Janis Orfe, at Union First Market Bankshares Corporation, P. O. Box 446, Bowling Green, Virginia 22427-0446.

Annual Report on Form 10-K. Accompanying this Proxy Statement is a copy of the Company’s Annual Report on Form 10-K for the year ended December 31, 2009 as filed with the SEC. The Company encourages its shareholders to read the Form 10-K as it contains information on the Company and its subsidiaries, as well as the Company’s audited financial statements.

(Remainder of page left blank intentionally)

DIRECTIONS TO THE COMPANY’S OPERATIONS CENTER

Union First Market Bankshares Corporation

Operations Center

24010 Partnership Boulevard

Ruther Glen, VA 22546

From the East:

301 South to Bowling Green

Bypass Bowling Green onto 207 West (Rogers Clark Blvd)

207 West to Route 1 North

Turn Right at either Lorraine Drive or Integrity Way

Follow signs to Operations Center of Union First Market Bankshares Corporation

From the South:

Interstate 85 North, 95 North or 64 West to 295 North (Bypass)

295 North to Interstate 95 North

Follow 95 North to Carmel Church (Exit 104)

Bear Left off Exit onto 207 West (Rogers Clark Blvd)

207 West to Route 1 North

Turn Right at either Lorraine Drive or Integrity Way

Follow signs to Operations Center of Union First Market Bankshares Corporation

From the West:

Interstate 81 to Interstate 64 East

Interstate 64 East to 295 South (Bypass)

295 South to Interstate 95 North

Follow 95 North to Carmel Church (Exit 104)

Bear Left off Exit onto 207 West (Rogers Clark Blvd)

207 West to Route 1 North

Turn Right at either Lorraine Drive or Integrity Way

Follow signs to Operations Center of Union First Market Bankshares Corporation

From the North:

Interstate 95 South to Carmel Church (Exit 104)

Bear Right off Exit onto 207 West (Rogers Clark Blvd)

207 West to Route 1 North

Turn Right at either Lorraine Drive or Integrity Way

Follow signs to Operations Center of Union First Market Bankshares Corporation

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY UNION FIRST MARKET BANKSHARES CORPORATION

				For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS APRIL 20, 2010 The undersigned hereby appoints G. William Beale and Janis Orfe, jointly and severally, proxies, with full power to act alone and with full power of substitution, to represent the undersigned and vote all shares of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of Union First Market Bankshares Corporation to be held on Tuesday, April 20, 2010, at 4:00 p.m. at 24010 Partnership Boulevard, Ruther Glen, Virginia 22546, or any adjournment thereof, on each of the following matters:		1.	To elect four (4) directors to serve as Class II directors for three-year terms; Daniel I. Hansen, Ronald L. Hicks, W. Tayloe Murphy, Jr., James E. Ukrop	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

				For	Against	Abstain
		2.	To elect one (1) director to serve as Class III director for one-year term; Steven A. Markel	☐	☐	☐
		3.	To elect one (1) director to serve as Class I director for two-year term; David J. Fairchild	☐	☐	☐
		4.	To ratify the appointment of Yount, Hyde & Barbour, P. C. as the Company’s independent registered public accounting firm for 2010.	☐	☐	☐
		5.	To approve, in an advisory (non-binding) vote, the compensation of executives disclosed in the Proxy Statement.	☐	☐	☐
		6.	To consider a shareholder proposal to recommend that the Company’s Board of Directors take action to declassify the Board such that all directors stand for election annually.	☐	☐	☐
Please be sure to date and sign this proxy card in the box below.	Date	7.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
		The meeting will be followed by a reception. Please check this box if you plan to attend.				☐
Sign above
This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each proposal.

Detach above card, sign, date and mail in postage paid envelope provided.

UNION FIRST MARKET BANKSHARES CORPORATION

PLEASE ACT PROMPTLY

    PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

    When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one fiduciary, all should sign. All joint owners MUST sign.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER
MEETING TO BE HELD ON APRIL 20, 2010.
PROXY MATERIALS ARE AVAILABLE ON-LINE AT:
http://www.ubsh.com/site/AnnualReport_Proxy.pdf Or: www.ubsh.com

3481

☒	PLEASE MARK VOTES AS IN THIS EXAMPLE	REVOCABLE PROXY UNION FIRST MARKET BANKSHARES CORPORATION

					For	With- hold	For All Except
ANNUAL MEETING OF SHAREHOLDERS APRIL 20, 2010 The undersigned hereby appoints G. William Beale and Janis Orfe, jointly and severally, proxies, with full power to act alone and with full power of substitution, to represent the undersigned and vote all shares of the Company standing in the name of the undersigned at the Annual Meeting of Shareholders of Union First Market Bankshares Corporation to be held on Tuesday, April 20, 2010, at 4:00 p.m. at 24010 Partnership Boulevard, Ruther Glen, Virginia 22546, or any adjournment thereof, on each of the following matters:		E S O P	1.	To elect four (4) directors to serve as Class II directors for three-year terms; Daniel I. Hansen, Ronald L. Hicks, W. Tayloe Murphy, Jr., James E. Ukrop	☐	☐	☐
INSTRUCTION: To withhold authority to vote for any individual nominee, mark “For All Except” and write that nominee’s name in the space provided below.

					For	Against	Abstain
			2.	To elect one (1) director to serve as Class III director for one-year term; Steven A. Markel	☐	☐	☐
			3.	To elect one (1) director to serve as Class I director for two-year term; David J. Fairchild	☐	☐	☐
			4.	To ratify the appointment of Yount, Hyde & Barbour, P. C. as the Company’s independent registered public accounting firm for 2010.	☐	☐	☐
			5.	To approve, in an advisory (non-binding) vote, the compensation of executives disclosed in the Proxy Statement.	☐	☐	☐
			6.	To consider a shareholder proposal to recommend that the Company’s Board of Directors take action to declassify the Board such that all directors stand for election annually.	☐	☐	☐
Please be sure to date and sign this proxy card in the box below.	Date		7.	To transact such other business as may properly come before the meeting or any adjournments or postponements thereof.
			The meeting will be followed by a reception. Please check this box if you plan to attend.				☐
Sign above
This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder. If no direction is made, this proxy will be voted “FOR” each proposal.

Detach above card, sign, date and mail in postage paid envelope provided.

UNION FIRST MARKET BANKSHARES CORPORATION

PLEASE ACT PROMPTLY

    PLEASE COMPLETE, DATE, SIGN, AND MAIL THIS PROXY CARD PROMPTLY IN THE ENCLOSED POSTAGE-PAID ENVELOPE.

    When signing as attorney, executor, administrator, trustee or guardian, please give full title. If more than one fiduciary, all should sign. All joint owners MUST sign.

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE ANNUAL SHAREHOLDER
MEETING TO BE HELD ON APRIL 20, 2010.
PROXY MATERIALS ARE AVAILABLE ON-LINE AT:
http://www.ubsh.com/site/AnnualReport_Proxy.pdf Or: www.ubsh.com

3481/7409

UNION FIRST MARKET BANKSHARES CORPORATION

211 NORTH MAIN STREET

P. O. BOX 446

BOWLING GREEN, VIRGINIA 22427-0446

804/632-2115

jan.orfe@ubsh.com

From the Office of General Counsel and Corporate Secretary

TO:	Current or Former Employees Who Are Registered Shareholders of Union First Market Bankshares Corporation (“UBSH” or the “Company”)

FROM:	Janis Orfe, Executive Vice President/General Counsel/Corporate Secretary

RE:	VOTING YOUR PROXY

DATE:	March 22, 2010

UBSH will hold its Annual Meeting of Shareholders on Tuesday, April 20, 2010 at 4 p.m. at the Company’s Operations Center, which is located at 24010 Partnership Boulevard, Ruther Glen, Virginia 22546. Enclosed is your proxy card and voting instructions. As a shareholder of record under the Company’s Employee Stock Ownership Plan (“ESOP”), you may vote by mail or in person and we invite you to do so. Your vote is very important.

We also invite you to review the Company’s Notice of Annual Meeting and Proxy Statement (“Proxy Statement”) and Form 10-K (“10-K”). These documents have been filed electronically with the Securities and Exchange Commission. Here is the Internet address if you wish to view these documents online: http://www.ubsh.com/site/AnnualReport_Proxy.pdf. You can also go to www.ubsh.com, click on the appropriately labeled tab, or go to www.sec.gov and follow the links to search for the Company’s filings, including this year’s Proxy Statement and Form 10-K.

Hard copies of the Company’s Notice of Annual Meeting and Proxy Statement, as well as the Annual Report and Form 10-K, are also available upon request. You may send your request for copies of these documents by e-mail to invrelations@ubsh.com. If you make your request by e-mail, please remember to include your full name and address to which you wish the documents sent. You may also obtain the documents by sending your written request to the Company at:

Union First Market Bankshares Corporation

Attention: Corporate Secretary

P. O. Box. 446

Bowling Green, Virginia 22427-0446

Enclosure